STANDEX [LOGO]

6 Manor Parkway Salem, New Hampshire 03079

September 17, 2008

To the Stockholders of Standex International Corporation:

      You are cordially invited to attend the Annual Meeting of Stockholders of Standex International Corporation, which will be held at law offices of Foley Hoag, LLP, Seaport World Trade Center West, 155 Seaport Boulevard, 13th Floor, Room M, Boston, Massachusetts 02210, on Tuesday, October 28, 2008 at 11:00 a.m.

      We hope that you will be able to attend the meeting. However, whether or not you plan to attend in person, please vote your proxy card promptly, in accordance with the instructions on the card, in order to ensure that your shares will be represented. If you do attend the meeting, you may vote your shares personally.

Pursuant to the procedures governing the meeting, shareholders will be requested to verify their status as stockholders or proxy holders prior to or during meeting attendance.

      This booklet includes the Notice of Annual Meeting and the Proxy Statement, which contain information about the formal business to be acted on by the stockholders. In addition, a presentation regarding the operations of your Company, and a question and discussion period, will also take place.

Sincerely,

/s/ Roger L. Fix

Roger L. Fix
President/Chief Executive Officer

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STANDEX [LOGO]

6 Manor Parkway Salem, New Hampshire 03079

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      The Annual Meeting of Stockholders of Standex International Corporation (the "Company") will be held at the law offices of Foley Hoag, LLP, Seaport World Trade Center West, 155 Seaport Boulevard, 13th Floor, Room M, Boston, Massachusetts 02210, on Tuesday, October 28, 2008, at 11:00 am, local time for the following purposes:

1.

To fix the number of directors at nine and to elect one director to hold office for a one-year term ending on the date of the Annual Meeting of Stockholders in 2009 and three directors to hold office for three-year terms ending on the date of the Annual Meeting of Stockholders in 2011;

2.	To approve the adoption of the 2008 Long Term Incentive Plan covering 600,000 shares;

3.	To ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending June 30, 2009; and

4.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      Stockholders of record at the close of business on September 9, 2008 will be entitled to notice of and to vote at the meeting. Pursuant to the procedures governing the meeting, shareholders will be requested to verify their status as stockholders or proxy holders prior to or during meeting attendance.

Please vote by proxy using any one of the following methods:

(a)	Use the toll free telephone number shown on your proxy card or voting instructions form (if you receive proxy materials from a broker or a bank);

(b)	Visit the Internet Web site at: https://www.proxyvotenow.com/sxi, or follow your broker's instructions relative to Internet voting; or

(c)	Mark, date, sign and mail your proxy card in the prepaid envelope provided.

      You may also vote in person at the Annual Meeting if you so choose. A ballot will be provided to you if you hold Company shares in your own name. If you hold your shares through a bank or broker, (i.e., in "street name") you must obtain a proxy from your bank or broker to vote the shares at the Annual Meeting.

By Order of the Board of Directors,

/s/ Deborah A. Rosen

Deborah A. Rosen, Secretary

September 17, 2008 Salem, New Hampshire
IMPORTANT

      IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE OR VOTE YOUR SHARES BY TELEPHONE OR THE INTERNET. IF YOU SO CHOOSE, YOU MAY VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING.

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STANDEX INTERNATIONAL CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

October 28, 2008

      This Proxy Statement is being furnished on or about September 17, 2008, in connection with the solicitation of proxies by the Board of Directors of Standex International Corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, October 28, 2008. All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, will be voted for the election of each of the individuals nominated by the Board of Directors and in favor of the other proposals set forth in the Notice of Meeting.

      A quorum must be present to transact business at the Annual Meeting. A quorum is the majority of the outstanding shares present (in person or by proxy) at the Annual Meeting. The election of Directors will require the affirmative vote of a plurality of the shares of Common Stock voting, in person or by proxy, at the Annual Meeting. The approval of the 2008 Long Term Incentive Plan of the Company, and the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as independent auditors, will require the affirmative vote of a majority of the shares of Common Stock of the Company voting on the proposal, in person or by proxy, at the Annual Meeting. Stockholders may vote in favor of all nominees for Director, or withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to the other proposals, stockholders should specify their choice on the enclosed form of proxy.

      Abstentions and broker non-votes (i.e. when a broker or bank holding shares in "street name" is present at the meeting in person or by proxy, yet has no authority to vote on a particular proposal because the beneficial owner has not instructed the broker or bank how to vote, and the broker or bank has no discretionary voting power on its own) will be counted for quorum purposes, but will not be counted as votes in favor of any proposal. Accordingly, abstentions and broker non-votes will have no effect on the voting of any matter that requires the affirmative vote of a certain percentage of the shares voting on a matter.

      Under New York Stock Exchange ("NYSE") rules, brokers and banks may vote in favor of Proposals 1 and 3 for shares they hold in "street name" on behalf of beneficial owners who have not issued specific voting instructions, since those Proposals are considered routine matters. No discretionary voting authority exists for Proposal 2, for which specific instruction must be given by each beneficial owner.

Any proxy may be revoked at any time before it is exercised by delivery of written notice to the Secretary of the Company or by executing a subsequent proxy.

      The Board of Directors has fixed September 9, 2008 as the record date for the determination of stockholders entitled to vote at the Annual Meeting. At the record date, there were outstanding and entitled to vote 12,489,629 shares of the Common Stock of the Company. Each share is entitled to one vote.

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors and officers, without additional remuneration, may solicit prox-

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ies in person and by telecommunications. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this regard.

      To assure the presence in person or by proxy of the necessary quorum for holding the meeting, the Company has engaged the firm of Morrow & Co., Inc. to assist in soliciting proxies by mail, telephone, facsimile and personal interview for a fee estimated at approximately $5,000 plus disbursements. The Company pays this expense.

PROPOSAL 1--ELECTION OF DIRECTORS

      The persons named in the enclosed proxy will vote to fix the number of directors at nine and to elect as directors Gerald H. Fickenscher for a one-year term expiring in 2009; and Thomas E. Chorman, Roger L. Fix and Daniel B. Hogan for three-year terms expiring in 2011, unless authority to vote for the election of directors is withheld by marking the proxy to that effect. No proxy can be voted for a greater number of persons than the four nominees named below.

      On December 13, 2007, Christian Storch, Chief Financial Officer, Treasurer and Director, resigned from the Company and the Board to pursue a job opportunity with a company located in closer proximity to his place of residence. Shareholders are asked to approve a one-year term for Mr. Fickenscher so that the Board may maintain a balanced re-election cycle as mandated by Article III, Section 1 of the Company's By-Laws.

      In the event that any nominee for election should become unavailable, the person acting under the proxy may vote for the election of a substitute. Management has no reason to believe that any nominee will become unavailable.

Information about each director and nominee for director at July 31, 2008 follows:

Nominee for Director for a Term Expiring In 2009	Principal Occupation During Past Five Years and Certain Other Directorships

Gerald H. Fickenscher Director Since 2004 Age 65	Vice President - Europe, Middle East and Africa, Crompton Corporation (a specialty chemicals company) from 1994 through September, 2003, when he retired.

Nominees for Directors for Terms Expiring In 2011	Principal Occupation During Past Five Years and Certain Other Directorships

Thomas E. Chorman Director Since 2004 Age 54

Principal and CEO of Foam Partners, LLC (a fabricator of polyurethane foam products) from June, 2006 to thepresent; Partner and President of Boomer Capital (a leadership consulting and career placement service) from June, 2007 to the present; prior thereto, President/Chief Executive Officer of Foamex International, Inc. (a manufacturer of comfort cushioning for the furnishings and automotive markets) from September, 2001 through June, 2006.

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Nominees for Directors for Terms Expiring In 2011	Principal Occupation During Past Five Years and Certain Other Directorships

During Mr. Chorman's tenure as President/CEO of Foamex, record raw material costs and the maturity of legacy debt forced a voluntary Chapter 11 filing in September, 2005, for U.S. operations in order to facilitate the implementation of restructuring initiatives. On February 12, 2007, Foamex emerged from bankruptcy, paying 100 cents on the dollar to all creditors.

Daniel B. Hogan, J.D., Ph.D. Director Since 1983 Age 65

Executive Director, Passim Folk Music & Cultural Center (a nonprofit arts organization dedicated to the cultivation and preservation of folk music) since January, 2008; Interim Executive Director, Passim Folk Music & Cultural Center, September - December, 2007; Executive Director, Fathers and Families (a nonprofit organization advocating shared parenting) from February, 2006 to July, 2007; Managing Director, Fathers and Families from October, 2003 to January, 2006; President, The Apollo Group (management consultants) from March through October, 2003 and from 1991 through 2001.

Roger L. Fix Director Since 2001 Age 55	Chief Executive Officer of the Company since January, 2003; President of the Company since December, 2001.

Director of Flowserve Corporation.

Directors to Continue In Office for Terms Expiring In 2009	Principal Occupations During Past Five Years and Certain Other Directorships

Charles H. Cannon, Jr. Director Since 2004 Age 56

Chairman/CEO, JBT (John Bean Technologies) Corporation (a designer and manufacturer of systems and products for the food technology, military and air transportation industries) since August, 2008; Senior Vice President of FMC Technologies, Inc. (a manufacturer of systems and products for the energy, food processing and air transportation industries) from March 2004 to July, 2008; prior thereto Vice President of FMC Technologies, Inc. from February 2001 through February 2004.

Edward J. Trainor Director Since 1994 Age 68

Chairman of the Board of Directors of the Company since December 2001; prior thereto, Chief Executive Officer of the Company from July 1995 to December, 2002 and President of the Company from July 1994 to December 2001.

Director of Mestek, Inc. Director of Omega Flex, Inc. (NASDAQ)

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Directors to Continue in Office for Terms Expiring In 2010	Principal Occupations During Past Five Years and Certain Other Directorships

William R. Fenoglio Director Since 1997 Age 69	President and CEO of Augat, Inc. (a manufacturer of electronic components) from 1994 through 1996.

Director of IDG, Inc.

H. Nicholas Muller, Ill, Ph.D. Director Since 1984 Age 69	President and CEO of The Frank Lloyd Wright Foundation (a foundation promoting the work of Frank Lloyd Wright) from May 1996 through March 2002.

Deborah A. Rosen Director Since 2001 Age 53

Chief Legal Officer of the Company since October 2001; Vice President of the Company since July 1999; General Counsel ofthe Company from January 1998 to October 2001; Secretary of the Company since October 1997.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE.

Determination of Independence

      In July, 2003, the Board of Directors adopted Corporate Governance Guidelines, which are available under the heading "Corporate Governance" on the Company's web site at www.standex.com. Under these Guidelines, the Board requires that at least a majority of directors be "independent" as defined by the New York Stock Exchange ("NYSE") listing standards. Pursuant to the NYSE standards, the Board annually undertakes an analysis of "independence" as the criteria apply to each director and nominee for director.

      The NYSE rules require that, in order to be considered independent, each director or nominee have no material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company), nor may any director or nominee have any prohibited relationships, such as certain employment relationships with the Company, its independent auditor or another organization in business with the Company.

The Board has affirmatively determined that the following directors are independent: Messrs. Cannon, Chorman, Fenoglio, Fickenscher, Hogan, Muller and Trainor.

      In assessing Mr. Hogan's independence, the Board considered that Mr. Hogan is the son of Daniel E. Hogan, who was a co-founder of the Company and served in various capacities with the Company (including terms as President and CEO) through 1985. Daniel E. Hogan served as a consultant to the Company from 1985 until his death in 1991. The Board determined that this familial relationship between Director Daniel B. Hogan, who has never been employed by the Company, and Company co-founder Daniel E. Hogan did not create a relationship between Director Hogan and the Company which in any way compromised the exercise of his disinterested and independent judgment as a director, and thus concluded that he is independent within the meaning of the NYSE rules.

      The remaining Board members, Mr. Fix and Ms. Rosen (and Mr. Storch, for the portion of the fiscal year in which he served as director), were determined by the Board not to be independent due to their status as currently employed executives of the Company.

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The Board will continue to monitor all of its members' activities on an ongoing basis to ensure the independence of a majority of the Company's directors.

Certain Relationships and Related Transactions

      The Company monitors any transaction between the Company and its directors, executive officers, greater than 5% beneficial owners and their respective immediate family members, where the amount involved exceeds or is expected to exceed $120,000 during the fiscal year. Annual questionnaires inquiring about any potential transaction are completed and submitted to the Chief Legal Officer of the Company. There were no transactions during the fiscal year with any related person, promoter or control person that are required to be disclosed or reported under applicable SEC and NYSE rules.

      In addition, the Company's Code of Conduct requires all officers, directors and employees to avoid engaging in any activity that might create a conflict of interest. All individuals are required to report any proposed transaction that might reasonably be perceived as conflicting with the Company's interest to their supervisor and/or the Chief Legal Officer.

STOCK OWNERSHIP IN THE COMPANY

Stock Ownership by Directors, Nominees for Director and Executive Officers

      The following table sets forth information regarding beneficial ownership of the Company's Common Stock as of July 31, 2008 of each director, each nominee for re-election, each executive officer named in the Summary Compensation Table and all directors and executive officers of the Company as a group:

	Beneficial Ownership (1)

Name	No. of Shares		Percent of Outstanding Common Stock

John Abbott	25,029	(2)	**
Charles F. Cannon, Jr.	13,441		**
Thomas E. Chorman	4,741		**
Thomas D. DeByle	6,131		**
William R. Fenoglio	7,300		**
Gerald H. Fickenscher	4,356		**
Roger L. Fix	141,794	(3)	1.1
Daniel B. Hogan, Ph.D.	9,379	(4)	**
James L. Mettling	14,582	(3)	**
H. Nicholas Muller, III, Ph.D.	8,477		**
Deborah A. Rosen	28,566	(3)	**
Christian Storch	29,755	(3)	**
Edward J. Trainor	15,883	(3)	**

All Directors and Executive Officers as a Group (16 Persons)	309,970		2.5

**	Less than 1% of outstanding Common Stock.
(1)

As used herein, "beneficial ownership" means the sole or shared power to vote, and/or the sole or shared investment power with respect to shares of Common Stock. The directors have sole voting and investment

(footnotes continued on following page)

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power with respect to the shares shown as beneficially owned by them except for 2,000 shares for Mr. Fenoglio, which are jointly held with his spouse. The shares owned by spouses or children of certain directors have not been included because the respective directors have disclaimed beneficial interest in the shares. These shareholdings are: Mr. Hogan's children (4,000).

(2)	The number includes 7,800 shares held in a revocable trust, of which Mr. Abbott is the sole trustee. The trust is held for the benefit of Mr. Abbott, his spouse and their children.
(3)

The numbers listed include estimates of the shares held in the Employees' Stock Ownership ("ESOP") portion of the Standex Retirement Savings Plan at June 30, 2008, which are vested to the accounts of Messrs. Fix, Mettling, Storch, Trainor and Ms. Rosen. These individuals have voting power over the shares allocated to them in this Plan. The number of ESOP shares included above may differ slightly from the ESOP shares reported on Form 4s and filed with the Securities and Exchange Commission, due to the Company's adoption in April 2002 of unitized accounting for the ESOP, under which each participant is allocated a number of units (comprised of Company shares plus between 0% and 3% of their ESOP investment in cash), rather than a defined number of Company ESOP shares.

The numbers also include the following shares which are capable of being purchased by exercise of stock options or will be converted from restricted stock units into shares of common stock within 60 days of July 31, 2008: Mr. Abbott (2,500); Mr. Fix (32,034); Mr. Mettling (2,423); and Ms. Rosen (12,268).

(4)	The number includes a trust holding 2,572 shares, of which Mr. Hogan is a trustee.

Stock Ownership of Certain Beneficial Owners

The table below sets forth each stockholder who, based on public filings, is known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company as of July 31, 2008.

	Beneficial Ownership

Name and Address of Beneficial Owner	No. of Shares		Percent of Outstanding Common Stock

Dimensional Fund Advisors LP	898,152	(1)	7.19%
1299 Ocean Ave. Santa Monica, CA 90401

Royce & Associates LLC	725,300	(2)	5.8%
1414 Avenue of the Americas New York, NY 10019

AXA Assurances	649,642	(3)	5.2%
I. A. R. D. Mutuelle 26, rue Drouot 75009 Paris, France

(1)

Dimensional Fund Advisors LP is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Its beneficial ownership is set forth in its most recent statement on Schedule 13G, filed on February 6, 2008 for the period ending December 31, 2007.

(2)

Royce & Associates LLP is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Its beneficial ownership is set forth in its most recent statement on Schedule 13G/A, filed on January 31, 2008 for the same period.

(3)	AXA is an insurance company holding 649,642 shares on behalf of unaffiliated third-party client accounts managed by its subsidiary, Alliance Capital Management L.P., a registered investment adviser.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Operation of Executive Compensation Program

      Under its charter, which can be accessed at www.Standex.com, the Compensation Committee of the Board of Directors (the "Committee"), which is comprised of three "independent" directors of the Company, as such term is defined under the applicable rules of the New York Stock Exchange, is responsible for establishing, overseeing, amending and administering the Company's executive compensation program. It is specifically responsible for establishing and approving all elements of the compensation provided to the "named executive officers" of the Company, who for fiscal 2008 are as follows:

Roger L. Fix	President and Chief Executive Officer
Christian Storch	Former Vice President and Chief Financial Officer (Mr. Storch resigned his employment from the Company effective December 13, 2007)
Thomas D. DeByle	Vice President, Chief Financial Officer and Treasurer (Mr. DeByle commenced employment with the Company on March 19, 2008)
Deborah A. Rosen	Vice President, Secretary and Chief Legal Officer
John Abbott	Group Vice President, Food Service Equipment Group
James L. Mettling	Vice President of Human Resources

      In fulfilling its role, the Committee is assisted by members of the Company's management, in particular Messrs. Fix and Mettling, and by Watson Wyatt, an independent compensation and benefits consulting firm which has been retained by the Committee to provide executive compensation consulting services. Watson Wyatt also performs actuarial and related work for the Company, primarily with respect to the Company's defined benefit pension plans.

      The Committee is responsible for insuring that the executive compensation program is effective in attracting, retaining and motivating qualified executive talent. In meeting this responsibility, the Committee continuously examines the elements of the program to satisfy itself that those goals are being met. The Committee uses Watson Wyatt's expertise on an ongoing basis to insure that the program is competitive with those of other companies, and that where appropriate, proper benchmarks are used against which to measure the program's competitiveness and effectiveness. The Committee also seeks the view of Messrs. Fix and Mettling with respect to the effectiveness of the program, especially with regard to its motivational effects on the Company's executives.

      As a part of its ongoing review of the program, the Committee conducted an effort in fiscal 2007 and the first quarter of fiscal 2008 to determine whether the performance share component of the long-term incentive portion of the program needed to be modified, to provide a more effective longer-term incentive than what had previously been in place. This resulted in a change to the program beginning in fiscal 2008. (See the discussion of the change in the section of this analysis headed "Performance Share Units.") The Committee established stock ownership requirements for the named executives and directors of the Company in fiscal 2006, to insure that those most able to affect the performance of the Company had interests that paralleled those of the Company's shareholders. (See the discussion of these guidelines in the section of this analysis headed "Stock Ownership Guidelines.")

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      The Committee is also charged with evaluating the performance of Mr. Fix as chief executive officer, and setting his compensation level. In fulfilling its role, the Committee will consult with Mr. Fix and/or the Board of Directors, and will meet independently to reach its conclusion regarding his performance over the previous year. For fiscal 2008, the Committee used the Survey Data (see below) to determine base salary increases for the named executives, and based on that data and its evaluation of his performance, increased Mr. Fix's base salary by 3.5 percent.

Principles of Executive Compensation Program

      The overriding objectives of the executive compensation program are (1) to provide a total compensation package which is at a level sufficient to attract and retain executives of a caliber necessary to manage a dynamic company with a diverse set of businesses that serve different markets and are subject to differing challenges, and (2) to structure the program such that executives will have a strong incentive to meet specific financial and strategic performance goals established by the Committee for each fiscal year, and will specifically have a significant portion of their total compensation tied to the actual performance of the Company.

      With respect to the first objective, the Company seeks to provide compensation, both in total and with respect to each of three separate components (base salary, total cash compensation, and total direct compensation), that, at targeted performance levels, approximates the median compensation levels for executives with similar responsibilities at the companies designated as durable goods manufacturing companies in two published surveys provided by Watson Wyatt - (1) Watson Wyatt Data Services Survey Report Top Management Compensation, and (2) Mercer Executive Benchmark Database - Executive Positions (hereinafter, the "Survey Data"). Both surveys include a large number of durable goods manufacturing companies, with the Watson Wyatt survey including over 100 such companies. These surveys were selected because they are comprised of companies generally more representative of the Company than other broad-based surveys that include a higher percentage of companies that are much larger than the Company. The data from these surveys is "size-adjusted" by Watson Wyatt to reflect the size of the Company, or in the case of executives with primarily business unit rather than corporate responsibilities, the size of the units which they head. The size adjustment is done in accordance with mathematical formulas which are commonly used to permit comparisons among companies of different sizes. In conjunction with Watson Wyatt, the Company has attempted to establish a specific peer group of companies against which to benchmark the elements of its executive compensation program. However, because of the diversity of the business units of the Company and the large number of disparate end user markets served by those business units, the Committee has determined that benchmarking its executive compensation program against the Survey Data is a more relevant and appropriate comparison than benchmarking against any peer group of companies which do not have comparable end user markets and business units, and/or which are generally much larger than the Company. The Committee believes that basing the compensation of each executive on the medians for their positions contained in the Survey Data creates equitable compensation among the executives.

      With respect to the second objective noted above, the Company's program is structured to provide (1) base salary, (2) an annual incentive bonus, a portion of which must be used to purchase stock of the Company, which is restricted for a period of three years, and the remainder of which is payable in cash, and (3) an incentive based in part on continuing employment with the Company and in larger part on meeting specific indicators of financial performance over the relevant fiscal year, which consists of time-based restricted stock and a performance share award, which is payable in a number of shares of Company stock based on the Company's performance

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against pre-set performance goals established by the Committee. Such shares are paid in three equal annual installments over a three-year period, provided that the executive remains employed at the time an installment is to be paid. The allocation between cash and equity-based compensation is also structured to approximate the median level as set forth in the Survey Data. The Committee evaluated the performance share component of the long-term incentive program in fiscal 2007 and the first quarter of fiscal 2008, and instituted the current program structure in fiscal 2008. The change and the rationale for it are described in the subsection of this analysis headed "Performance Share Units."

      The executive compensation program has been structured by the Committee so that a substantial portion of the target compensation of each named executive for any one year is based on the performance of the Company, and that of the performance-based compensation, over half is payable in shares of Company stock. This reflects the Committee's belief that a significant portion of an executive's compensation should vary depending upon the performance of the Company, and should be payable in Company stock, so as to closely align the interests of executives with those of the Company's shareholders. The Committee also believes that the percentage of an executive's compensation which is based on the performance of the Company and the portion which is stock based should increase as the executive's responsibility and direct ability to affect the performance of the Company increases.

      Executives also participate in the same benefit plans as are provided to most salaried employees of the Company except that only a small number of highly-compensated employees (for 2008, those with compensation in excess of $230,000), including the named executives, participate in the Supplemental Retirement Plan (see the section headed "Pension Benefits" on page 29 of this proxy statement) and the non-qualified Deferred Compensation Plan (See the section headed "Standex Deferred Compensation Plan" on page 27 of this proxy statement.) In addition to providing retirement income through defined benefit pension plans, (which have been frozen effective December 31, 2007) and a 401(k) plan, the Company also offers life insurance, medical, dental, and long-term disability benefits. Executives also receive a limited number of perquisites that are not provided to salaried employees generally. These benefits and perquisites are more fully described in the section of this analysis headed "Perquisites and Other Benefits."

      The named executives are covered by employment agreements, which provide for specified severance payments in the event of involuntary termination of employment while the subject agreement is in effect, both before and after a change in control of the Company, and which provide for specified payments in the event of resignation for certain identified reasons following a change in control. A fuller description of the provisions of the employment agreements is contained in the subsection of this analysis entitled "Certain Post-Termination Payments and Employment Agreements."

What follows is a more detailed description of each of the components of the executive compensation program provided to the named executives of the Company.

Elements of Executive Compensation Program

Base Salary

      The Company provides a base salary to each of its named executives which is targeted to be at approximately the median of the base salaries noted in the Survey Data, which is reviewed periodically by the Committee prior to making base salary decisions for the next year. While the

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Committee's objective is to provide a level of base compensation that is at the approximate median of the Survey Data, it may vary somewhat from the median where experience, future potential, specific accomplishments, internal equity or other factors deemed relevant by the Committee make some deviation from the median appropriate.

      Increases in base salary reflect the Company's overall wage increase budget, which is based upon the rate of increases throughout the broad range of durable goods manufacturing companies which comprise the Survey Data. For fiscal year 2008, increases of 3.5 percent were granted to most executives of the Company. Any amounts greater than that were granted based either on Survey Data which indicated that a particular executive's base salary was below the median, or were the result of changes in the duties or experience level of an executive that were significant enough to merit an adjustment.

      The Committee has not generally used base salary as a principal method of rewarding executives for their performance. The Committee believes that its performance-based incentive compensation program provides executives with the opportunity for substantial rewards for achieving goals that are indicators of successful performance, and have tended to rely more on those programs than on base salary adjustments to reward executives for their individual performance. As discussed below under "Annual Incentive Compensation," executives who head corporate functions will, beginning in fiscal 2009, have a portion of their annual incentive bonuses tied to meeting pre-determined strategic objectives for the functions which they head, rather than the performance of the Company as a whole, which will have the effect of more closely tying their annual incentive bonuses to their individual performances. The Committee may establish the base salary of an executive who is new in his or her position at a level below the median of the base salary level for that position, as noted in the Survey Data, and increase it to median levels over time, as the executive achieves expectations and gains experience in the position.

Increases in base salary are generally approved at the August meeting of the Committee.

Annual Incentive Bonus

      Executives may receive annual bonuses, based upon the financial and strategic performance of the Company (or the business unit headed by an executive whose primary responsibilities are at the divisional rather than the corporate level) during a particular fiscal year, measured against a set of financial and strategic goals established by the Committee at the beginning of the fiscal year. Each year, a percentage of the executive's base salary is set by the Committee as a target bonus amount. The target amount approximates the median annual bonus target amount reflected in the Survey Data. For fiscal 2008, the target bonus amount for Mr. Fix was set at 75 percent of his base salary, while for the other named executives, excluding Mr. Mettling, the target was 50 percent of base salary. Mr. Mettling's target was 30 percent of his base salary. The same targets have been set for fiscal 2009.

      The financial and strategic performance goals used to determine the amount, if any, of annual incentive bonus are approved by the Committee, working in close conjunction with management. They are set using what the Company calls a "Balanced Performance Plan," or "BPP" process. Under this process, management and the Committee determine at the beginning of each fiscal year the key financial and strategic goals of the Company (or a division of the Company, where applicable) for the year. The percentage of target bonus that an executive actually receives depends upon the performance of the Company or relevant division when measured against these goals.

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      In recent years, including fiscal 2008, three financial and four strategic goals have been established, and a portion of the target bonus is attributable to each goal. For fiscal 2008, the financial goals for corporate executives were the achievement by the Company of targeted levels of (1) annual sales, (2) diluted earnings per share, and (3) cash flow from continuing operations. While these three goals were unchanged from those of the previous year, the Committee, before approving them, made a specific determination that they represent financial objectives that correlate to the creation of shareholder value.

      The strategic goals established by the Committee for fiscal 2008 for corporate executives were (1) deleveraging the Company's balance sheet by achieving a funded debt/EBITDA ratio of 3.0 or less by June 30, 2008, (2) the implementation of a measureable set of "lean manufacturing" improvements, (3) the development of an engineering and purchasing infrastructure sufficient to create sustainable strategic sourcing that will enable the delivery of consistent cost reductions, and will result in measureable procurement cost savings of a least $4 million in fiscal 2008, and (4) the successful conversion of the Company's salaried defined benefit pension plan to a competitive and more cost-effective defined contribution plan in fiscal 2008.

      As part of establishing appropriate financial and strategic goals, the Committee determines what percentage of the target bonus to allocate to the attainment of the financial goals, and what percentage to the strategic goals. The Committee determined that for fiscal 2008, 60 percent of an executive's target bonus should be tied to the achievement of the financial performance goals, and 40 percent should be tied to meeting the strategic goals. If actual financial performance varies from the targeted goals, the executive's bonus will vary up or down from the target amount. In no event will the amount of the bonus attributable to meeting the strategic goals exceed the target amount. This weighting is a reflection of the balance that the Committee considered appropriate between the achievement of specific one-year financial goals and the satisfaction during the year of objectives that are tied to the longer-term success of the Company. The balance is consistent with what has been in place in recent years, and reflects the Committee's conclusion that this balance remains correct, when the entire executive compensation program is considered.

      In differentiating among the three financial performance goals, the Committee determined that achieving a specified level of earnings per share was the most important financial objective, and allocated 25 percent of the target bonus to that objective. 15 percent was then allocated to sales, the increase of which is deemed very important as the Company attempts to improve its market penetration in several of its business segments, including in particular the Food Service Equipment Group, to reach a "critical mass" that is important to its long-term success. 20 percent of the target bonus was allocated to achieving a specified level of operating cash flow, an important goal as the Company attempts to manage its financial resources to enhance its growth capability. These three financial performance goals are the same as those used in fiscal 2007. However, the weighting was changed for fiscal 2008, such that revenue growth was weighted at 15 percent rather than the 20 percent used in fiscal 2007, and the operating cash flow goal was increased to 20 percent from the 15 percent figure used in fiscal 2007. The change reflects the Committee's determination that improved cash flow was critical to reducing the Company's debt level, an objective which is important to the Company's future ability to achieve growth through acquisitions. Among the four strategic goals, the Committee weighted each equally, as all were deemed to have the same long-term impact on the Company's success. The Committee has established the same weighting for fiscal 2009 as it used in fiscal 2008.

Having established a target bonus for each executive, and the performance goals to be reached for the targeted bonus amount to be paid, the Committee then determined "threshold,"

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"target" and "superior" performance levels for the financial goals for minimum, target and maximum bonus amounts, respectively, to be paid. For each executive, the threshold bonus amount was set at 50 percent of the target bonus amount, and the superior bonus amount was set at 183 percent of the target bonus amount. The Committee has determined that the strategic goals do not lend themselves as well to threshold and superior targets, but has retained the ability to grant partial credit for any strategic goal, if the goal is partially met, and the Committee concludes that granting partial credit is appropriate under the circumstances. No amount greater than the target amount shall be paid with respect to any of the strategic goals.

      For fiscal 2008, the threshold, target and superior performance goals for each of the financial objectives set out in the corporate BPP were as set forth below, along with the actual result for each of the goals.

PERFORMANCE LEVELS

Goal	Weighting	Threshold	Target	Superior	Actual Results

Achieve $677.7 Million in actual sales	15%	$650 M	$677.7 M	$700 M	$698 M

Achieve $1.30/share Diluted Earnings from Continuing Operations	25%	$1.20	$1.30	$1.40	$1.55

Achieve Operating Cash Flow of $37.2 Million from Continuing Operations	20%	$34 M	$37.2 M	$39.0 M	$51.9 M

      Two of the strategic goals were fully met. Two other strategic goals, the implementation of a measureable set of lean manufacturing improvements, and the establishment of a purchasing structure capable of delivering a consistent set of procurement savings, were determined by the Committee to have been 80% and 90% met, respectively.

      Based upon the foregoing, the total performance under the BPP governing corporate executives equaled 146 percent of the performance target. This has resulted in the following annual executive bonuses: Mr. Fix - $758,862; Ms. Rosen - $206,339; and Mr. Mettling - $91,436. Because Mr. DeByle first became employed by the Company after almost 75 percent of the fiscal year had elapsed, he did not participate in the annual incentive bonus program for fiscal 2008. However, in light of efforts made by Mr. DeByle to integrate himself quickly into the operations of the Company, the implementation of measures having a tangible benefit to the Company in the first few months of his employment, and a guarantee in his written offer of employment of a minimum bonus of $50,000 for fiscal 2008, the Committee, acting upon the recommendation of Mr. Fix, awarded him a discretionary bonus payment of $100,000 for fiscal 2008.

      The BPP process for divisional executives is the same as that for corporate executives, except that the financial and strategic goals established for them are tied directly to the objectives of the divisions which they head. Those objectives generally parallel the goals established for corporate executives. For fiscal 2008, the financial goals set for the Food Service Equipment Group, which the bonus for Mr. Abbott was based upon, were the achievement of specified threshold, target and

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superior performance levels of annual sales ($350, $365 and $375 million, respectively), earnings before interest and taxes, or EBIT ($25, $27.5 and $29.5 million, respectively), and operating cash flow ($30, $32 and $37 million, respectively). The strategic goals for the Group, all of which were weighted equally, were achieving $3 million of raw material cost savings, the full implementation of key business systems at two of the Group's major business units, an improvement in the Group's working capital turns of at least 10 percent from 2007 levels, and an improvement of at least $2.6 million in the operating earnings of one of the major units in the Group, which had performed at substandard levels in fiscal 2007. For fiscal 2008, sales for the Food Service Equipment Group were $381.2 million (183 percent of target), EBIT was $31.1 million (183 percent of target), and operating cash flow was $43.1 million (183 percent of target). All of the strategic objectives were fully met, resulting in a total performance which equaled 150 percent of the total performance target. This resulted in an annual incentive bonus of $244,500 for Mr. Abbott.

      For fiscal 2009, the Committee has maintained the same 60% financial performance/40% strategic performance ratio that was in place for fiscal 2008. The financial performance goals and the weighting given to each will be the same in fiscal 2009 as in fiscal 2008, as the Committee has determined that the financial performance goals of the Company will continue to be driven by the same financial performance factors as were applicable in fiscal 2008.

      The Committee has made a change in the strategic performance goals for fiscal 2009 for those named executives who head corporate staff functions. Separate strategic goals will be established for each of those executives, which will be tied to the performance of the functional units which they head, and which support the strategic goals of the Company. The strategic goals for the Chief Executive Officer will be tied to the strategic goals of the Company, and the strategic goals for the heads of operating business units of the Company (such as Mr. Abbott, the Group Vice President, Food Service Equipment Group) will be tied to the strategic goals of that business unit. For the Chief Executive Officer, the strategic goals for fiscal 2009, all of which will be given equal weighting, are based upon 1) the expansion of the Company's presence in the Asia/Pacific region, 2) the design of a new key management development program, 3) making further progress in the development of a purchasing infrastructure that results in measurable ongoing savings in procurement costs, and 4) the successful and timely completion of restructuring activities that have been targeted for fiscal 2009.

      Decisions regarding target financial performance levels are directly tied to the fiscal year budget that is reviewed and approved by the Board of Directors. Threshold and superior performance targets are then determined by the Committee based upon the target amounts. In establishing the threshold and superior performance levels, the Committee sets the threshold performance level high enough so that achieving it is by no means guaranteed and sets the superior performance level high enough so that achieving it is difficult and would represent an outstanding accomplishment, if met. The determination of whether these considerations have been met is made after discussions between the Committee and Mr. Fix, and after the Board of Directors has reviewed in detail the results for the previous year and has discussed and adopted the budget for the upcoming year. The competitiveness of these broad parameters is reviewed from time to time with Watson Wyatt. The Committee adjusts the financial results for bonus determination purposes to exclude any discontinued operations and to reflect any changes in accounting principles that were not factored into the original financial forecasts for the fiscal year.

      The establishment of the performance goals through the BPP process generally takes place over two meetings of the Committee, the first being the July meeting, which coincides with the meeting of the Board of Directors at which the Company's preliminary results for the previous

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year are reviewed and discussed, and its forecast for the upcoming year is presented. The Committee then conducts an additional review of the proposed BPP for the upcoming year at a second meeting generally held in late August, immediately after the financial results for the prior year are finalized. This two-step process provides the Committee with an ample opportunity to conduct a deliberative and interactive process that results in the establishment of goals that it is confident correlate to the overall objectives set for the Company for the upcoming fiscal year.

      At its August meeting, the Committee determines the extent to which the financial and strategic goals of the Company for the previous year were met, and establishes the amount of bonus to be paid. It is the present policy of the Committee not to use discretion in determining the amount of a named executive's annual bonus, but to pay the amount determined in accordance with the BPP formula.

Deferral of Annual Incentive Bonus

      Because of the Committee's belief that attainment of the performance targets by the Company's senior executives correlates over the longer term to the equity performance of the Company, and for the additional purpose of retention, at least 20 percent of the dollar amount of an executive's annual incentive bonus payment must be used to purchase restricted stock pursuant to the Management Stock Purchase Program ("MSPP"). Executives may elect to use up to 50 percent of their annual bonus payment to acquire such stock. While the annual bonus is designed primarily to motivate an executive to meet annual performance goals established under the BPP process, the stock purchase requirement adds a long-term motivational component to the bonus, which the Committee believes is important in insuring that all elements of the performance-based part of the executive compensation program are focused on the longer-term interests of the Company's shareholders. The specific provisions of the MSPP are set forth under "Estimated Payouts - Non-Equity incentive Plans" under "2008 Grants of Plan-Based Awards" beginning on page 23 of this proxy statement. For fiscal 2008, the named executives elected to use the following percentages of their base salaries to purchase shares under the MSPP - Mr. Fix, 25%; Ms. Rosen, 20%; Mr. Abbott, 50%, and Mr. Mettling, 30%. Since Mr. Storch voluntarily terminated employment in December, 2007, prior to the vesting date of the MSPP shares, he was reimbursed the cash he had deferred for MSPP purchase in prior fiscal years. The total deferred was $130,113. Mr. DeByle's participation in the MSPP will commence in fiscal 2009.

Long Term Incentive Program

      Executives are provided with incentives to remain in the employ of the Company and to improve its longer-term stock and financial performance, through the granting of annual equity-based awards. The total value of an award is determined in accordance with the medians for such awards as reflected in the Survey Data. The total value of the award for each named executive for fiscal 2008 is shown under "Estimated Future Payouts Under Equity Incentive Plan Awards" on page 23 of this proxy statement. The long-term incentive component of the program provides equity, rather than cash awards, both because of the Survey Data and because of the Committee's belief that a significant portion of an executive's total compensation package should be tied directly to the longer-term interests of the shareholders of the Company. Awards are generally approved at the August meeting of the Committee, and are considered granted as of the close of business on the date of approval. The amount of the award is not affected by any amounts received under prior awards. Because the awards are equity-based, however, the number of shares or units awarded will decrease as the stock price increases, and vice versa.

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      From 2004 through 2007, the program provided for two types of long-term awards - (1) time-based restricted stock (stock options were granted prior to 2004), and (2) performance share units, which are converted to shares of stock after a three-year performance period, with the actual number of shares received by an executive dependent upon the meeting by the Company of specific performance goals which the Committee determines correlate to the longer-term financial success of the Company over the performance period, relative to the performance target established by the Committee at the beginning of the period. Beginning in fiscal 2008, the performance share units will be converted to shares of stock after a one-year performance period, but any shares actually earned will be delivered in three equal annual installments, provided that the executive remains in the employ of the Company at the time the shares are to be delivered. The time-based restricted stock component of the program remains in place. For fiscal 2008, 67 percent of the Chief Executive Officer's total long-term incentive award was made in performance share units, and 60 percent of the award made to the other named executives was made in performance share units. This reflects the Committee's determination that the portion of an executive's compensation which is directly tied to the meeting of performance goals should be higher for those executives in the strongest position to impact actual performance. In addition, the Committee increased Mr. Fix's target long term incentive award from 110% to 125% of his base salary in fiscal 2008. The change was made after a review by the Committee, with the assistance of Watson Wyatt, of the Survey Data as it relates to long-term incentive compensation. The grant date fair value of both the restricted stock and performance share units is determined by multiplying the closing stock price of the Company on the award date by the number of shares awarded. For fiscal 2009, the Committee, after reviewing the Survey Data and with the assistance of Watson, Wyatt, established Mr. DeByle's long-term incentive award at 70% of his base salary and increased Mr. Abbott's award from 70% to 85% of base salary. What follows is a description of each of the two types of awards, and the Committee's purpose in granting them.

Restricted Stock

      The time-based restricted stock awarded to an executive will vest after three years have elapsed from the grant date, provided that the executive continues to be employed by the Company at the end of the three-year period (unless termination of employment is due to death, disability or retirement, in which case vesting will take place upon the occurrence of such event). The primary purpose of the grant of restricted stock is to motivate the executive to remain employed in his or her position over the longer term. Dividends on the restricted stock are accrued over the three-year vesting period, and are paid in cash immediately upon full vesting.

Performance Share Units

      The Committee has structured the performance share unit component of the long term incentive program to motivate senior management of the Company to meet specific financial targets measured over a one-year period. These targets are consistent with the Company's strategy, impact the long term financial performance of the Company and support the creation of shareholder value. Given that the Company serves customers in over 12 end user markets in over 30 countries, the Committee has selected a one-year rather than a multi-year measurement period in order to be able to establish financial goals for the performance shares that are consistent with the relevant market conditions and business issues that the Company faces in the near term and that at the same time will have a direct impact on the Company's long- term financial performance.

Under the current program, performance share units are granted on an annual basis, at which time the Committee establishes specific financial targets to be used in determining if and

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how many shares will actually be earned by senior executives under the grant. The number of shares earned under any grant is determined at the end of a one-year measurement period by evaluating the performance of the Company against the financial targets set by the Committee. Shares earned are then vested in three equal annual increments beginning at the end of the one-year measurement period and at the first and second anniversaries of that date. Executives will receive a particular installment only if they continue to be employed by the Company at the time the installment vests.

      The performance metrics selected by the Committee were chosen after an analysis by Watson Wyatt and management regarding how various performance metrics allowed for under the terms of the Long Term Incentive Plan would support the creation of shareholder value and be consistent with the execution of the Company's long term strategy. The Long Term Incentive Plan allows for the use of one or more of the following or related measures - sales; reported earnings; earnings per share; earnings from continuing operations; earnings either before or after specific items set forth in the Company's income statement, such as interest, taxes and/or depreciation; cash flow; return on equity, capital and/or operating assets and/or investment; gross or net profit margin, and working capital.

      For fiscal year 2008, the Committee established performance goals using a combination of EBITDA (earnings before interest, taxes, depreciation and amortization) and average return on operating assets (determined by averaging return on operating assets at the beginning and end of the fiscal year.) It was determined that success in meeting or exceeding these measures would correlate closely to the Company's ability to execute its strategic objectives, key elements of which are to complete bolt-on acquisitions that will help accelerate the growth of the Company's core businesses and to make capital expenditure investments that drive organic growth and improvements in profit margins. The Committee selected EBITDA because of its correlation to cash flow generation, which is critical to the Company's ability to complete acquisitions, invest in its core businesses and to continue to return cash to shareholders in the form of dividends. The Committee selected average return on operating assets as a second performance measure, because it is a way of determining whether the Company has invested the earnings of the business so as to best optimize the Company's return on assets.

      In selecting the performance goals, the Committee sought not to duplicate the criteria used to determine the amount of an executive's annual incentive bonus, but to use financial criteria that correlate more specifically to the longer-term strategic objectives of the Company. The Committee determined that the criteria selected for fiscal 2008 are closely tied to the Company's overall liquidity, the improvement of which it regards as critical to the growth objectives of the Company. The Committee further determined that two-thirds of the performance measure is to be based on EBITDA growth and one-third on return on operating assets. Based on their analysis of the correlation between certain financial metrics and overall financial performance, Watson Wyatt and management confirmed that these two metrics generally correlated to successful longer-term financial performance at least as well as other measures that were examined.

      The number of performance share units granted to an executive will be converted to stock of the Company at the end of the performance period on a one-for-one basis, if the performance targets are exactly met. If actual performance is higher or lower than the target, the conversion rate will range from 10 percent of the target award if threshold performance is met, to double the target, if the superior performance level is achieved. In no event will any shares of stock be delivered if the targets do not reach the threshold level set by the Committee, nor will a greater number of shares than the maximum be delivered if the "superior" performance target is exceeded. For the fiscal

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2008 performance period, the threshold, target and superior performance goals for each of the two performance measures were as set out below, along with the actual result for each of the goals.

PERFORMANCE LEVELS

Goal	Weighting	Threshold	Target	Superior	Actual Results

Achieve EBITDA of $53 Million	66 2/3%	$51 M	$53 M	$55 M	$56.363 M

Achieve Average Return on Operating Assets of 20%	33 1/3%	18.8%	20.9%	22%	22.8%

      As a result of achieving the superior performance level for fiscal 2008, executives will be entitled to a distribution of shares equal to twice the number of performance share units granted to them. One-third of those shares will be distributed to executives who were employed at the end of fiscal 2008. The remaining two-thirds will be distributed to them in equal installments as of the ends of fiscal 2009 and 2010, provided that they remain employed by the Company on those dates. No payout of performance share units awarded in fiscal 2006 (the number of performance share units granted in fiscal 2006 was 42,700) was made for the three-year performance period ended June 30, 2008, because the Company's earnings per share in fiscal 2008 did not reach the threshold level of $1.71 required for a minimum payout. The performance period for performance share units granted in fiscal 2007 (the number of performance share units granted in fiscal 2007 was 39,300) will end on June 30, 2009. It is not presently anticipated that the threshold performance level for the period ended June 30, 2009 will be met. It is the present policy of the Committee not to exercise any discretion with respect to the amounts payable, but to pay the amount determined in accordance with the formula. The Committee has determined that with respect to performance share units granted for the one-year performance period commencing on July 1, 2008, the same two metrics as were used for fiscal 2008 will be used, in the same two-thirds to one-third ratio. The Committee has determined that those two metrics continue to be appropriate indicators of the Company's longer-term success.

Perquisites and Other Benefits

      The Company provides a limited number of perquisites to its named executives, other than Mr. Mettling, which are designed to be competitive and assist in the attraction and retention of highly qualified executives, and also to facilitate the performance of the executive's responsibilities. The perquisites consist of a car allowance, and reimbursement of the cost of automobile operating expenses, including the cost of gasoline, auto insurance, and repairs. Mr. Fix is reimbursed for tax return preparation, out of a desire to minimize his time spent on managing his personal financial affairs. The Company owns no aircraft, nor do its executives generally fly on private aircraft for business purposes. The Company does not provide any country club or other club memberships to its executives, nor does it provide executive physical examinations.

      Executives participate in the same employee benefit plans and arrangements as do nearly all salaried employees of the Company. Such plans and arrangements include a defined benefit pension plan (which has been frozen as of December 31, 2007), a 401(k) plan with a Company

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match of up to three percent of an employee's base salary up to the IRS compensation limit and additional Company contributions equal to a percentage of an employee's base salary, with the exact percentage based in part on the employee's age (these additional contributions are designed to make employees partially whole for the inability to accrue additional benefits under the frozen defined benefit pension plan). In addition, the Company provides medical, dental, life insurance and long-term disability arrangements that are similar to those provided by similarly-situated companies, and which provide for cost sharing between employees and the Company.

      The Company has a supplemental defined benefit pension plan to provide unfunded, non-qualified pension benefits to executives whose compensation exceeds the maximum permitted by the IRS to be taken into account under a tax-qualified deferred benefit pension plan ($230,000 in 2008). That plan was also frozen effective December 31, 2007. Because of their compensation levels, most employees will not qualify for benefits under this plan. The total pension to be received from both the tax-qualified and non-qualified defined benefit plans is determined under a formula that is the same for all plan participants, including all of the named executives.

      As part of the freezing of accruals under the defined benefit pension plan, the Company has established as of January 1, 2008, a non-qualified deferred compensation plan which is designed to meet two goals. First, it will allow participants whose compensation exceeds the IRS limits permitted to be taken into account under a tax-qualified 401(k) plan ($230,000 in 2008) to make tax-deferred contributions and receive Company matching contributions as if the non-discrimination limitations which apply to tax-qualified 401(k) plans did not exist. The percentage of an employee's compensation which will be matched under the non-qualified deferred compensation plan is the same as the percentage of compensation which will be matched under the tax-qualified 401(k) plan. In addition, employees eligible to participate in the non-qualified deferred compensation plan because their base salary and annual incentive compensation exceeds the IRS limit described previously ($230,000 in 2008) may defer additional amounts of their base salaries and annual incentive bonuses under the plan. In no event, however, can the total amount deferred in any one year exceed 50 percent of base salary and 100 percent of the annual bonus paid under the plan. The purpose of these changes is to allow individuals to at least partially make up from the Company's defined contribution plan for the loss of future accruals under the frozen defined benefit plans.

Employment Agreements

      The Company has entered into employment agreements with each of the named executives. Under those agreements, the executives shall be employed for three-year periods in the case of Mr. Fix and Ms. Rosen, and one year in the case of Messrs. DeByle, Abbott and Mettling. The length of the agreements is based upon the Committee's assessment of appropriate terms to attract and retain qualified executive talent. The agreement for Mr. Fix will renew automatically for two additional three-year periods, except that either party may give 30 days' notice of its desire to terminate the agreement. The agreement for Ms. Rosen expires on December 31, 2008. The agreements for Messrs. DeByle, Abbott and Mettling will renew automatically for successive one-year periods, except that either party may give 30 days of its desire to terminate the agreement. In the event of involuntary termination for a reason other than death, disability or material breach of the agreement, Mr. Fix will receive base salary continuation for two years, Messrs. DeByle, Abbott and Mettling will receive base salary continuation for one year and Ms. Rosen's base salary will continue through the expiration date of the agreement. A detailed description of additional terms of the agreements can be found under "Certain Post-Termination Payments and Employment Agreements" on page 30 of this proxy statement.

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      Each agreement contains a non-compete provision which precludes the executive from competing against the Company for two years after the agreement is terminated, regardless of the reason for the termination. Such a provision is considered by the Committee to be a benefit to the Company, because it insures that those who know the most about the Company, its businesses and the markets that it serves cannot use that knowledge to adversely impact the Company after their employment ends.

      In the event of a change in control, the agreements further provide for the payment of severance and other benefits in the event the executive's employment is terminated, or the executive resigns for certain specified reasons, in either case following a change in control. Upon such a termination or resignation, severance for Messrs. Fix and DeByle and Ms. Rosen will be based upon three additional years of salary and bonus while the amount for Messrs. Abbott and Mettling will be based upon one additional year. The amounts reflect the determination of the Committee at the time the agreements were entered into of what was apparently to insure that executives involved in negotiating and completing any change in control transaction will act in the best interest of shareholders, without regard to the personal dislocation that they would likely face as a result of the transaction. These amounts are paid only upon termination or resignation following a change in control and not upon the change in control itself. The Committee sees no reason for the change in control event itself to trigger any right to additional compensation or enefits, if the executive's employment status is not impacted by the change in control.

Tax and Accounting Aspects of Compensation

      The tax deductibility by a corporation of compensation in excess of $1 million paid to the named executives is limited by Section 162(m) of the Internal Revenue Code. "Performance-based" compensation, as defined in the Code, may be excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals set out in writing within 90 days after the beginning of the plan year to which the goals apply (within the first 25 percent of the performance period, in the case of performance periods longer or shorter than 12 months in duration), and if the compensation is paid under a plan approved by shareholders. The Company's 1998 Long Term Incentive Plan, under which the annual incentive bonus and performance share units are awarded, has been approved by shareholders, most recently upon its amendment in 2005. The Company is seeking approval from shareholders at this Annual Meeting of Shareholders of a new 2008 Long Term Incentive Plan to replace the 1998 Plan, which expires on the date of this Annual Meeting.

      The Company does not have a specific policy regarding compliance with Section 162(m), and the Committee may choose to forego the deductions on occasion if it determines such action to be in the best business interest of the Company. Notwithstanding the absence of a specific policy, the Committee's intent in fiscal 2008 was to structure the executive compensation program so that all compensation would be deductible. The Committee believes that base salary and grants of time-based restricted stock do not qualify as "performance-based" compensation, and are thus included in "compensation," for purposes of determining whether the Section 162(m) cap has been exceeded. However, the Committee has intended to structure the annual incentive bonus and the performance share component of the long-term incentive program so that they meet the definition of "performance based" compensation.

      The American Jobs Creation Act of 2004 amended the tax rules applying to nonqualified deferred compensation. The Company has established a separate nonqualified deferred compensation plan, effective January 1, 2008, and has certain other plans and arrangements that do require

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the making of technical amendments in order to comply with that statute. The Company believes it is operating in compliance with the new law, as required, and will make any amendments required to be made to any plan and other arrangements by the required due date for such changes.

      The Company has not historically had a formal policy in place as to how to handle the recovery of bonus payments attributable to financial restatements that result in a downward revision to earnings. However, the 2008 Long Term Incentive Plan, as adopted by the Board of Directors, and submitted to shareholders for approval at this year's Annual Meeting of Shareholders, contains a provision which will authorize the Board of Directors to recover excess incentive compensation paid under the Plan to the Chief Executive Officer, the Chief Financial Officer, and other executives of the Company, in the event that the Company's financial results for any reporting period are required to be restated downward due to misconduct, as determined by the Board of Directors, on the part of such officers. The Committee has examined this issue as part of its review of the provisions of the new plan, and has determined that it is inappropriate for those officers to profit in any way from incentive compensation paid to them only because of reported financial results which are required under the federal securities laws to be restated as a result of misconduct on their part.

      Effective upon the adoption of the accounting standard called SFAS No. 123R on January 1, 2006, the Company has recognized compensation expense for all equity awards in accordance with the principles set forth in that accounting standard. In determining whether to offer a particular form of compensation to executives, the Committee takes into account the accounting implications associated with that form of compensation.

Stock Ownership Guidelines

      During fiscal year 2006, the Committee adopted stock ownership guidelines for the named executives, out of a belief that those individuals should have at least a minimum level of stock ownership to align their interests with those of the Company's shareholders. Under the guidelines, Mr. Fix is required to own stock equal to at least three times his base salary, and the other named executives will be required to own stock equal to at least 1.5 times their base salaries. Stock owned outright and unvested restricted stock are considered owned by the executive. Any unexercised stock options are not considered owned. To determine whether the guidelines are met, shares owned will have a deemed value determined from time to time by the Committee (presently $27.50 per share). No shares acquired through grants of restricted stock or stock acquired through performance share units may be sold or otherwise disposed of until the guidelines have been met, or until the executive reaches 60 years of age, except to pay taxes arising in connection with the receipt of the stock. The Committee monitors compliance with the stock ownership requirements on an ongoing basis, and the named executives are presently in compliance with the requirements.

REPORT OF THE COMPENSATION COMMITTEE

      The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Charles H. Cannon, Jr., Chairman Daniel B. Hogan H. Nicholas Muller, III

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EXECUTIVE COMPENSATION

The following pages include information pertaining to executive compensation for the fiscal year ending June 30, 2008.

2008 SUMMARY COMPENSATION TABLE

      The following table sets forth compensation information for the Company's chief executive officer, the two individuals who served as chief financial officer during the fiscal year, and three other individuals who served as the most highly compensated executive officers of the Company (the "named executive officers") during the fiscal year ending June 30, 2008.

Name And Principal Position	Fiscal Year	Salary ($)	Bonus ($)(4)	Stock Awards ($)(7)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)(8)	Change in Pension Value and and Non- Qualified Deferred Compen- sation Earnings ($)(9)	All Other Compen- sation ($)(10)	Total ($)

Roger L. Fix	2008	687,625	0	1,159,325	0	758,862	22,533	136,676	2,752,326
President/CEO	2007	664,250	0	334,644	0	427,125	26,194	142,975	1,595,188

Thomas D. DeByle (1)	2008	85,385	100,000(6)	11,225	0	0	0	854	197,464
Vice President/			0
Treasurer/CFO

Christian Storch (2)	2008	151,354	0	0	0	0	0	11,793	163,147
Vice President/CFO	2007	312,600	0	150,944	0	138,125	11,463	49,056	662,188

Deborah A. Rosen	2008	280,450	0	166,526	0	206,339	0	47,179	700,494
Vice President/CLO	2007	270,938	0	54,802	0	116,131	16,599	49,329	507,799

John Abbott	2008	323,250	0	262,855	0	244,500	30,023	8,150	876,284
Group Vice President/	2007	176,683	100,000(5)	24,578	0	0	0	5,087	306,348
Food Service
Equipment Group

James L. Mettling (3)	2008	207,125	0	58,455	0	91,436	24,905	22,455	404,376
Vice President/
Human Resources

(1)

Thomas D. DeByle joined the Company on March 19, 2008 when he became employed as Chief Financial Officer, Vice President and Treasurer. Under the terms of his employment agreement, his base salary is $300,000 per year.

(2)	Christian Storch voluntarily departed the Company on December 13, 2007. Accordingly, all restricted stock awards granted within the three years prior to his departure were forfeited.
(3)	Mr. Mettling is Vice President of Human Resources for the Company. He has been employed with the Company since 1988
(4)

Since the payment of each named executive officer's annual cash incentive is dependent on meeting or exceeding certain targets and performance criteria, all amounts reported prior to 2007 as "Bonus" are now reported under the column, "Non-Equity Incentive Plan Compensation."

(5)

Under the terms of his Employment Agreement executed on December 11, 2006, Mr. Abbott was guaranteed a $100,000 bonus for FY 2007. For current and future periods, Mr. Abbott participates in the Company's annual non-equity incentive plan compensation program.

(6)

Due to Mr. DeByle's late third quarter inception of employment with the Company, he did not participate in the Company's annual non-equity incentive plan compensation program. Nevertheless, based upon his contributions to the Company during the latter part of FY08, he received the amount indicated, of which $50,000 was guaranteed pursuant to the Company's offer of employment.

(footnotes continued on following page)

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(7)

The column represents the dollar amount recognized by the Company for financial statement reporting purposes with respect to fiscal year 2008 in accordance with SFAS No. 123R ("FAS 123R") of awards of (i) restricted stock to the named executive officers made in the last three fiscal years. Assumptions used in the calculation of these amounts are discussed in the Stock Based Compensation and Purchase Plan Note to the Company's audited financial statements for fiscal year end June 30, 2008, included in the Company's Annual Report on Form 10-K, filed with the SEC on August 29, 2008. The terms of all restricted stock grants are set forth in the Compensation Discussion and Analysis on page 7 of this proxy statement. In addition, included is the FAS 123R expense associated with (ii) the award of Performance Share Units ("PSUs") that vested to each named executive on June 30, 2008 due to the Company achieving superior level performance in FY 08 (see Performance Share Unit discussion on page 15.)

(8)

The amounts disclosed represent the amount of annual cash incentive earned in fiscal year 2008. The amount is based on performance in the year shown, but is determined and paid during the following year. A portion of the total incentive earned by each named executive will be used to purchase restricted stock under the Management Stock Purchase Plan ("MSPP") at a 25% discount from the lower of the fair market value on the date of grant or the last day of the fiscal year in which the incentive was earned (see the Compensation Discussion and Analysis on page 7 of this proxy statement for additional details). The restricted stock is subject to a three-year cliff vesting period from the date of acquisition. Dividends accrue and are paid in the form of cash on the vesting date. For FY 2008, the percentage deferred is as follows: Mr. Fix: 25%; Ms. Rosen: 20%; Mr. Abbott: 50%; Mr. Mettling 30%. Mr. DeByle did not participate in the annual non-equity incentive program plan in fiscal 2008 and thus was ineligible for MSPP.

(9)

The amounts shown are (i) the aggregate change in the actuarial present value of each named executive's accumulated benefit under the Company's defined benefit plans (including supplemental plans), from March 31, 2007 (the date used for 10-K reporting purposes for the prior fiscal year) to June 30, 2008. The aggregate change for Mr. Storch and Ms. Rosen was negative [($6,981) and ($31,234), respectively], and therefore a zero value is reported in this column for these executives. The value reported is annualized to take into account the 15 month period from March, 2007--June, 2008. See Pension Benefits on page 29 for a complete discussion of the Company's defined benefit plans. Also shown in this column are (ii) above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified, including such earnings on non-qualified defined contribution plans. For FY 08, only Mr. Fix participated in the Company's non-qualified defined contribution plan. His aggregate Plan earnings during the fiscal year were ($390), therefore are reported as zero in this table. This amount is reflected in the Non-Qualified Deferred Compensation table on page 26 of this proxy statement.

(10)

Included in this column are (i) the compensation cost to the Company of the discount received by each named executive for the purchase of Management Stock Purchase Program ("MSPP") share units in the past three fiscal years using a deferred portion of each named executive's non-equity incentive plan compensation (see footnote 8 herein). This compensation cost is computed in accordance with FAS 123R. The totals for each named executive are as follows: Mr. Fix: $65,062 (24,843 share units); Ms. Rosen: $11,754 (4,532 share units); Mr. Mettling: $ 6,582 (2,940 share units). Neither Mr. Abbott nor Mr. DeByle purchased MSPP share units in September, 2007 due to their recent dates of hire. Upon his departure from the Company in December, 2007, Mr. Storch was reimbursed for the amounts he had deferred for MSPP purchases over the past three years ($130,113). In addition, included are (ii) the dividends paid during the fiscal year for restricted stock awards that vested during the fiscal year. Such dividends accrued during the three year vesting period and were not factored into the grant date fair value previously reported. The totals for eligible named executives are as follows: Mr. Fix: $37,426; Ms. Rosen $8,733; Mr. Mettling: $4,501. Messrs. Abbott and DeByle were not employed by the Company during the year in which these awards were granted. Further shown are (iii) the contribution made by the Company to each named executive's 401(k) account, which was $34,146 for Mr. Fix; $854 for Mr. DeByle; $13,821 for Ms. Rosen; $8,150 for Mr. Abbott and $11,330 for Mr. Mettling. Since the Company's 401(k) contribution was made on January 1, 2008, Mr. Storch did not receive a 401(k) contribution for the fiscal year; plus the Employees' Stock Ownership Plan ("ESOP") forfeiture share allocation (totalling $42 per executive except Messrs. Storch, DeByle and Abbott, who were not eligible). Finally, included are (iv) perquisites provided to each named executive, which consist of the use of a leased automobile. The only perquisite that exceeded $10,000 was an automobile allowance of $11,793 for Mr. Storch and $12,829 for Ms. Rosen. No other perquisites were provided to any other named executive. None of the perquisites provided to any named executive exceed the greater of $25,000 or 10% of the aggregate value of all perquisites received by a named executive.

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2008 GRANTS OF PLAN-BASED AWARDS

      The following table shows information concerning grants of plan-based awards made during fiscal 2008 to the named executives, all of which are made pursuant to the Company's shareholder-approved 1998 Long Term Incentive Plan. A more detailed description of the awards is set forth in the narrative disclosure which follows the table and the footnotes to the table.

Name	Grant Date	Date of Compen- sation Committee Action (1)	Possible Payouts Under Non-Equity Incentive Plan Awards (in dollars)			Estimated Future Payouts Under Equity Incentive Plan Awards (in shares)			All Other Stock Awards # of Shares	Fair Value of Stock Awards (2)

			Minimum	Target	Superior	Threshold	Target	Superior

Roger L.	9/18/07		$0	$520,125	$780,188
Fix	9/18/07					2,510	25,100	50,200		$580,563
	9/18/07								12,400	$286,812
	9/13/07(3)	8/28/07							7,765	$ 54,666

Thomas D.	3/20/08								6,000	$138,780
DeByle

Christian	8/28/07		$0	$168,250	$252,375
Storch	8/28/07					710	7,100	14,200		$171,820
	8/28/07								4,700	$113,740
	9/13/07(3)	8/28/07							1,674	$ 11,785

Deborah A.	8/28/07		$0	$141,425	$212,138
Rosen	8/28/07					390	3,900	7,800		$ 94,380
	8/28/07								2,600	$ 62,920
	9/13/07(3)	8/28/07							1,407	$ 9,905

John	9/18/07								7,500	$173,475
Abbott	9/18/07					130	1,300	2,600		$ 30,069
	9/18/07								800	$ 18,504
	8/28/07		$0	$163,000	$244,500
	8/28/07					440	4,400	8,800		$106,480
	8/28/07								3,000	$ 72,600

James L.	8/28/07		$0	$ 62,670	$ 94,005
Mettling	8/28/07					130	1,300	2,600		$ 31,460
	8/28/07								900	$ 21,780
	9/13/07(3)	8/28/07							935	$ 6,582

(1)

Unless disclosed, the date of the Compensation Committee action was the same as the date of grant for all plan-based awards. Annual bonus payments for fiscal year 2007 were approved on August 28, 2007, and in accordance with the Company's policy, the bonus, both the cash portion and the portion used to purchase shares of restricted stock, was paid on the 75th day following the end of the fiscal year for which the bonus was paid. That date was September 13, 2007.

(2)

The amounts set forth in this column represent the grant date fair value determined in accordance with SFAS No. 123R, using the Black-Scholes valuation model, and in the case of the estimated future payouts under equity incentive plan awards, assuming that the "target" performance target was achieved.

(3)

This award shows the number of shares of restricted stock purchased with a portion of the executive's annual incentive bonus for fiscal year 2007. See the narrative discussion which follows. These shares were purchased on the same day as the cash portion of the bonuses was paid.

23

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Possible Payouts - Non-Equity Incentive Plans

      The amounts set forth under this heading are the amounts of annual bonus that would be paid out to each of the named executives for fiscal year 2008 if the minimum, target and superior performance targets established in the Balanced Performance Plan (BPP) for the Company (are for the Food Service Equipment Group, in the case of Mr. Abbott) were met. A more detailed description of those targets is contained under the section of the Compensation Discussion and Analysis headed "Annual Incentive Bonus" on page 10 of this proxy statement. The target bonus payout for Mr. Fix represents 75% of his base salary, while the target bonus payout for the other named executives, excluding Mr. Mettling, represents 50% of their base salaries. The target bonus payout for Mr. Mettling represents 30% of his base salary. No bonus attributable to the financial performance goals will be paid unless the threshold performance target for a particular goal is met. If that occurs, 50% of the target bonus amount attributable to that goal (which is the percentage of the target bonus equal to the weighting given to that goal--see the discussion under "Annual Incentive Bonus" on page 10 of this proxy statement) will be paid. A minimum bonus could be paid based upon success in meeting one or more of the strategic objectives, notwithstanding that none of the threshold financial performance targets are achieved.

      The executives are required to use at least 20% (and they may elect to use up to 50%) of their annual bonuses to purchase restricted stock of the Company. The shares of restricted stock will be purchased at a 25% discount from the "fair market value" of the stock, which is the lower of its closing market price on either the last day of the fiscal year for which the annual bonus is paid, or the date on which payment of the annual bonus is actually made. Payment of the annual bonus is made on the 75th day following the end of the fiscal year (or the last business day prior to the 75th day, if the 75th day is not a business day). Delivery to the executives of the shares purchased will occur three years after the date of purchase, unless the executive dies, becomes disabled or retires prior to the end of the three-year period, in which case the stock will immediately vest. Dividends on the shares purchased, which are payable at the same rate as for all issued and outstanding stock of the Company, will accrue and be paid to the executives upon vesting.

Estimated Future Payouts Under Equity Incentive Plan Awards

      The amounts set forth under this heading show the number of shares of Company stock that will be delivered to the named executives if the Company's performance goals established under the performance share unit component of the Long Term Incentive Plan reach specified threshold, target and superior performance levels at the end of the performance period which began on July 1, 2007 and ends on June 30, 2008. The levels are disclosed in the section of the Compensation Discussion and Analysis headed "Performance Share Units" on page 15 of this proxy statement. No shares will be delivered unless the threshold performance level is reached. Similarly, in no event will a greater number of shares than the number shown for attaining the superior performance level be delivered, even if actual performance exceeds that level. Shares earned under the awards will be paid in three equal annual installments, with the first installment paid as of the end of the performance period and the remaining two installments on the next two anniversary dates. Executives who are not employed by the Company at the time when shares are to be delivered shall forfeit their right to those shares.

      The number of shares to be delivered if target performance is met, plus the number of shares of time-based restricted stock awarded to the named executives on the same date (awards of both were made on the day they were approved by the Compensation Committee), have a grant date fair value, based upon the closing stock price on the date the awards were made, of 125% of base salary for Mr. Fix, 85% for Mr. Storch, 70% for Messrs. Abbott and DeByle, 55% for Ms. Rosen, and 25% for Mr. Mettling.

24


All Other Stock Awards

      The amounts set forth under this heading reflect two items. First, shares of restricted stock awarded to the named executives under the long-term incentive program are disclosed. These shares will vest three years from the date of the award. The second item discloses the shares of restricted stock purchased by the executives with a portion of the bonus paid for fiscal year 2008. See the description in the second paragraph under "Estimated Future Payouts - Non-Equity Incentive Plans" above. All of these shares of restricted stock will vest three years after the date on which they are awarded. During the three-year period, executives shall have voting rights and shall accrue dividends on the shares, which shall be paid in cash at the end of the three-year period. Executives will forfeit the right to receive the shares if their employment terminates prior to the end of the three-year period, unless termination is the result of the death, disability or retirement, in which case all restricted stock awarded to the executive will immediately vest as of the date of such occurrence.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to outstanding equity awards at June 30, 2008 to the named executive officers.

	Option Awards (1)					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exerciseable	Number of Securities Underlying Unexercised Options (#) Unexer- ciseable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested (#)	Market Value of Shares of Units that have Not Vested ($)(8)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other rights that have Not Vested (#)(9)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other rights that have Not Vested ($)(10)

Roger L.	5,240	0	0	$21.45	12/03/08	112,109(2)	2,325,141	1,690	35,051
Fix	11,120	0		$19.90	09/17/09

Thomas D.	0	0	0	N/A	N/A	6,000(3)	124,440	0	0
DeByle

Christian	0	0	0	N/A	N/A	0	0	0	0
Storch (4)

Deborah A.	2,960	0	0	$18.85	10/01/08	16,632(5)	344,948	310	6,429
Rosen	5,460	0	0	$19.90	09/17/09

John Abbott	0	0	0	0	N/A	21,800(6)	452,132	430	8,918

James L.	700	0	0	$19.90	9/17/09	6,974(7)	144,641	100	2,074
Mettling

(1)	The Company has not granted stock options since fiscal year 2003.
(2)

The vesting dates and number of shares involved are as follows: August 30, 2008 (7,800 shares); September 13, 2008 (7,574 shares); September 27, 2008 (300 shares); June 30, 2009 (16,733 shares); September 11, 2009 (8,300 shares); September 13, 2009 (9,504 shares); June 30, 2010 (16,733 shares); September 13, 2010 (7,765 shares); September 18, 2010 (12,400 shares). In addition, 25,000

(footnotes continued on following page)

25


shares were granted to Mr. Fix on January 25, 2006, and vest in equal installments on August 31, 2007, 2008 and 2009. However, Mr. Fix has elected to defer receipt of these shares until the later of 6 months after the termination of his employment or January 2 of the year following the year in which his employment terminates.

(3)	2,000 shares shall vest on each of the following dates: March 20, 2009; March 20, 2010 and March 20, 2011.
(4)	Upon Mr. Storch's voluntary departure from the company in December, 2007, he forfeited his right to receive stock pursuant to grants and awards which had not yet vested.
(5)

The vesting dates and number of shares involved are as follows: August 30, 2008 (2,200 shares); September 13, 2008 (1,648 shares); June 30, 2009 (2,600 shares); September 11, 2009 (2,100 shares); September 13, 2009 (1,477 shares); June 30, 2010 (2,600 shares); August 28, 2010 (2,600 shares); September 13, 2010 (1,407 shares).

(6)

The vesting dates and number of shares involved are as follows: September 18, 2008 (2,500 shares); June 30, 2009 (3,800 shares); December 22, 2009 (2,900 shares); September 18, 2009 (2,500 shares); June 30, 2010 (3,800 shares); August 28, 2010 (3,000 shares); September 18, 2010 (3,300 shares)

(7)

The vesting dates and number of shares involved are as follows: August 30, 2008 (700 shares); September 13, 2008 (1,023 shares); June 30, 2009 (867 shares); September 11, 2009 (700 shares); September 13, 2009 (982 shares); June 30, 2010 (867 shares); August 28, 2010 (900 shares) and September 13, 2010 (935 shares).

(8)	Value shown in this column is calculated by multiplying each named executive's aggregate unvested shares by the closing price of the Company's stock on June 30, 2008 ($20.74).
(9)

The number of shares reported in this column represent the number of shares of Company stock that will be delivered to the Named Executives if the Company's earnings reach specified threshold performance levels at the end of the July 1, 2006--June 30, 2009 performance cycle, pursuant to the Performance Share Unit ("PSU") component of the Company's long term incentive program discussed on page 15 of this proxy. No shares are conveyed if the threshold performance level is not reached. At this time, the Company is projecting that it is not probable that these shares will be paid out . Two-thirds of the PSU Shares awarded for the July 1, 2007 - June 30, 2008 period are included in the column, "Number of Shares or Units that have Not Vested," since the award vested on June 30, 2008 and will be distributed on a one-third basis on June 30, 2008, 2009 and 2010, assuming current employment with the Company on the distribution date on June 30, 2008, 2009 and 2010.

(10)

The payout value reported in this column is calculated by assuming that threshold Company performance is achieved during the 2006-2009 cycle. The number of shares in the previous column is multiplied by the closing price of the Company's stock on June 30, 2008 ($20.74) for calculation purpose only. In actuality, the value may be zero or up to ten times the number of shares shown, based on the performance matrixes that are examined at the end of each one year cycle.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions In Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distribution ($)	Aggregate Balance at Last FY ($)

Roger L. Fix	5,838	16,240	(390)	0	0
Thomas D. DeByle	0	0	0	0	0
Christian Storch	0	0	0	0	0
Deborah A. Rosen	0	0	0	0	0
John Abbott	0	0	0	0	0
James L. Mettling	0	0	0	0	0

(1)	The amount shown in this column is included in the amount shown in the Summary Compensation Table in the column captioned "Salary."
(2)	The amount shown in this column is included in the amount shown in the Summary Compensation Table in the column captioned "All Other Compensation."
(3)	The amount shown in this column is included in the amount shown in the Summary Compensation Table in the column captioned "Change in Pension Value and Non-Qualified Deferred Compensation Earnings."

26

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STANDEX DEFERRED COMPENSATION PLAN

      Effective January 1, 2008, the Retirement Plans Committee of the Board of Directors of the Company formally adopted the Standex Deferred Compensation Plan (the "Plan"). The Plan has been adopted in conjunction with the freezing on December 31, 2007 of the Standex Retirement Plan, a tax-qualified defined benefit pension plan, and the Standex Supplemental Retirement Plan, a non-qualified defined benefit pension plan which is designed to provide pension benefits based on compensation in excess of the compensation limit, such that a participant will be entitled to a total pension calculated in accordance with the formulas contained in the Standex Retirement Plan, without regard to the compensation limit.

      The Plan, a "top hat" plan under the regulations of the U.S. Department of Labor, is an unfunded plan maintained for the purpose of permitting a "select group of management or highly compensated employees," as defined in the Employee Retirement Income Security Act of 1974, to defer up to 50 percent of their base salary and 100 percent of their annual bonus, except that no portion of their compensation up to the compensation limit under Section 401(a)(17) (the "compensation limit") of the Internal Revenue Code (the "Code") may be deferred under the Plan. That compensation limit is currently $230,000. For each Plan Year (January 1 - December 31), the Company shall make a matching contribution on behalf of each participant who defers compensation for the Plan year equal to

•	100% of the amount the participant elects to defer that does not exceed 3% of the participant's compensation (total salary plus annual incentive paid during the Plan Year) ("Compensation") plus

•	50% of the participant's deferrals that exceed 3% of Compensation but do not exceed 5% of the participant's Compensation.

      The Company shall also contribute two types of employer contributions to the participant's account, also in accordance with the formulas contained in the Standex Retirement Savings Plan, without regard to the compensation limit: a 1% employer contribution on all earnings in excess of the compensation limit, and an age based employer contribution. The age based employer contribution is limited to those who worked at a location offering the Standex Retirement Plan, who were at least age 40 and actively employed on 12/31/2007. This age based employer contribution will be contributed entirely to the Standex Deferred Compensation Plan for a select group of employees due to statutory limitations imposed by nondiscrimination testing requirements.

Age as of 12/31/2007	Contribution as a % of Compensation

Under 40 years	0%
40 - 44	1%
45 - 49	3%
50 - 54	6%
55 and older	7%

      Each year by December 31st, participants can elect to defer salary that would otherwise be paid during the next calendar year and to defer any annual incentive payment. All deferral elections are irrevocable.

27


      Participants shall obtain a return on amounts deferred which equals the investment performance of specific investments selected by participants from an array of investment options offered under the Plan. The options are substantially similar to those offered under the Company's Retirement Savings Plan, a 401(k) plan offered to a broad range of salaried employees (the "401(k) Plan"). All of the named executive officers are eligible to participate in the Plan. Participants are 100% vested in all amounts deferred and in all amounts credited to the participant's account attributable to Company contributions.

      The amounts deferred will not be set aside in separate accounts for each of the participants in the Plan, but the total amounts deferred by all participants will be deposited into a grantor trust established under subpart E, part 1, subchapter J, chapter 1, subtitle A of the Code. The assets of the grantor trust will be subject to the claims of the Company's general creditors in the event of the insolvency of the Company, but would not otherwise be available to the Company.

      Distribution of all amounts deferred, including investment gains and losses and Company matching contributions, will be made in accordance with the distribution elections made by Plan participants prior to the actual deferral of any compensation. A participant may elect the timing and form for the payment of benefits, provided that account balances of $10,000 or less will be distributed in a lump sum. Generally, a participant will receive disbursements of deferred amounts upon termination of service, or at a scheduled in-service withdrawal date chosen by the participant. Upon termination of service, distributions of a participant's account may be made in annual, quarterly or monthly installments over a specified number of years or in a single lump sum. The Plan is intended to comply with Section 409A of the Code. Under Section 409A, the payment date of deferred compensation will be delayed for six months for any named executive. Participants are permitted to withdraw amounts deferred for unforeseen emergencies and, if this occurs, the participant's deferral election for the remainder of the Plan year will be cancelled. Distributions of the remaining vested balance of each participant's account shall automatically be paid as a lump sum payment upon the occurrence of a change in control.

OPTION EXERCISES AND STOCK VESTED

      The following table sets forth certain information with respect to stock option award exercises and restricted stock award vesting during the fiscal year ended June 30, 2008, with respect to the named executive officers.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Roger L. Fix	0	0	14,213	208,590
Thomas D. DeByle	0	0	0	0
Christian Storch	1,860	1,376	4,034	62,043
Deborah A. Rosen	0	0	3,762	55,559
John Abbott	0	0	0	0
James L. Mettling	0	0	1,710	17,629

(1)	Value represents market value at exercise less the exercise price.
(2)	Value represents the market value of the Company shares on the vesting date.

28


PENSION BENEFITS

      The named executive officers, other than Mr. DeByle, are participants in the Standex Retirement Plan and the Standex Supplemental Retirement Plan. Mr. DeByle first became employed by the Company after January 1, 2008, the date on which the two plans were frozen as to future benefit accruals and new participants.

      The Standex Retirement Plan is a tax-qualified defined benefit pension plan which covers the majority of the Company's salaried employees who first became employed by the Company prior to January 1, 2008. The plan provides a retirement benefit that is determined under a benefit formula. For all of the named executives, and for all other eligible participants, the formula is 1.35% times years of service times average compensation. Average compensation is equal to a participant's average monthly compensation during the three consecutive calendar years during which the participant's compensation is the highest. For this purpose, compensation includes base salary and annual bonus, and compensation in any year is limited by the compensation limit in the Internal Revenue Code ($230,000 for 2008). The normal retirement benefit is payable at age 65 in the form of a single life annuity. Other forms of payment which may be elected, all of which are actuarially equivalent to the normal retirement benefit, are qualified 50%, 66 2/3% and 100% joint and survivor annuities and a ten-year certain and continuous annuity. Participants who have at least ten years of service may commence receipt of the pension benefit as early as age 55, in which case their benefit will be reduced by 3% for each year their benefit begins before age 65. Payments from the Retirement Plan are made from a separate trust, the assets of which may be used only to provide pension benefits to plan participants.

      The Standex Supplemental Retirement Plan is a non-qualified plan, which restores the pension benefits which would otherwise have been payable under the Retirement Plan, but for the compensation limits imposed under the Internal Revenue Code. The benefit formula is the same as that in the Retirement Plan. Because of section 409A of the Code, benefits under the Supplemental Retirement Plan will be payable as a temporary life annuity for not longer than 10 years or as a temporary joint and 100% survivor annuity for not longer than 10 years. In addition, the pension benefit will commence beginning as of the later of age 55 or six months after termination of employment. The pension benefit payable from the Supplemental Retirement Plan is made from the general assets of the Company.

      The present value of each participant's accumulated benefits, which is shown in the Pension Benefits Table below, has been calculated using the same assumptions as are used in determining the SFAS 87 pension disclosure, except for an assumption that the pension benefit commences at age 65. Specifically, the assumption is that 15% of the benefit is payable as a single life annuity and that 85% of the benefit is payable as a joint and 50% survivor annuity, with a spouse that is three years older than the participant if the spouse was male, and three younger than the participant if the spouse was female. Also, the present value is determined using a 7% interest rate and the RP-2000 mortality table, but with no pre-retirement mortality.

      Both the Retirement Plan and the Supplemental Retirement Plan were frozen as of December 31, 2007, such that no additional pension benefits will be accrued for service after that date, and no employees who first became employed by the Company after that date will become participants in the Plan. As of January 1, 2008, the Standex Retirement Savings Plan was enhanced. A description of the enhancement is set forth under "Standex Deferred Compensation Plan" on page 27 of this proxy statement.

29

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PENSION BENEFITS TABLE

Name	Plan Name	# Years of Benefit Service	Present Value of Accumulated Benefits	Payment During Fiscal 2008

Roger L. Fix	Retirement Plan	7	$289,262	0
	Supplemental Retirement Plan	7	$267,712	0

Christian Storch	Retirement Plan	8.5	$ 79,340	0
	Supplemental Retirement Plan	8.5	$ 90,639	0

Deborah A. Rosen	Retirement Plan	23	$305,896	0
	Supplemental Retirement Plan	23	$274,619	0

John Abbott	Retirement Plan	2	$ 20,973	0
	Supplemental Retirement Plan	2	$ 16,556	0

James L. Mettling	Retirement Plan	20	$465,353	0
	Supplemental Retirement Plan	20	$ 80,910	0

Certain Post-Termination Payments and Employment Agreements

      The Company has entered into employment agreements with its named executive officers. The agreement with Mr. Storch is no longer applicable as he resigned from his employment with the Company on December 13, 2007. Because of his resignation, all unvested stock granted to him has been forfeited, and he has no right to any pro rata amounts of annual or long-term incentive compensation for periods which include the period of his employment. As such, he is not included in any of the tables which are contained in this section. The agreements for Mr. Fix and Ms. Rosen provide for continuing employment in their present capacities, or substantially equivalent positions, for an initial period of three years, unless the executive dies, becomes disabled, or materially breaches the agreement. The agreements shall automatically renew for two additional three-year periods unless notice of an intent not to renew is given at least one year (30 days in the case of Mr. Fix) prior to the end of the initial or first renewal term, whichever applies. The agreements do not extend beyond a second renewal term. The second renewal term for Ms. Rosen expires on December 31, 2008. The agreements for Messrs. DeByle, Abbott and Mettling are one year in duration, and will renew automatically for successive one-year terms, except that either party may give 30 days notice of its desire to terminate the agreement. The agreements provide for continuation of certain compensation and benefits, upon the occurrence of certain specified events during the periods when the agreements are in effect. Those occurrences, and the compensation and benefits which shall be continued following such events, are described in the paragraphs below. In addition, the terms of the stock awards made to the executives, including restricted stock and stock options, provide for accelerated vesting of the awards upon termination for certain specified reasons. Those situations are also described below.

Acceleration of Stock Awards

In the event of the death, long-term disability or retirement of the executive (retirement means termination of employment after reaching age 55 with ten or more years of service, or

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reaching age 65, regardless of the number of years of service), under the terms of the awards made to the executive, the unvested restricted stock awarded, consisting of time-based restricted stock awarded under the long-term incentive program, and MSPP shares purchased with a portion of the executive's annual bonus, will immediately vest. The number of unvested shares that would become vested if the executive's employment terminated due to death, disability or retirement, and the value of such shares as of June 30, 2008, is as follows:

	Number of Unvested Shares	Value on June 30, 2008

Roger L. Fix	70,310	$1,458,229
Thomas D. DeByle	6,000	124,440
Deborah A. Rosen	11,432	237,100
John Abbott	14,200	294,508
James L. Mettling	5,940	123,196

      In the event of the executive's voluntary or involuntary termination of employment (for a reason other than death, disability or retirement), the executive shall receive a cash payment with respect to any unvested MSPP shares equal to the lower of the portion of the executive's annual incentive bonus used to purchase MSPP shares or the value of the MSPP shares purchased with that portion of the executive's bonus. For each named executive, the cash amount payable in this situation assuming a termination date of June 30, 2008 would be as follows: Mr. Fix, $478,382; Mr. DeByle, $0; Ms. Rosen, $87,197; Mr. Abbott, $0; and Mr. Mettling, $56,517. These amounts represent bonuses actually earned by the executives.

      An executive who was granted performance share units in fiscal 2007 for the three-year performance period ended June 30, 2009, and dies, retires or becomes disabled during the three-year performance period will be entitled, at the end of the period, unless the Committee determines otherwise, to a pro rata award of any shares attributable to the performance share units granted to the executive at the beginning of the period, based on the portion of the performance period during which the executive was employed. If the named executives died, retired or became disabled on June 30, 2008, they would be entitled, as of June 30, 2009, to the following number of shares of Company stock, assuming that the threshold performance target for the three-year performance period ended on June 30, 2009 was met:

	Number of Shares Paid on 6/30/09	Total Value Based on 6/30/08 Stock Price

Roger L. Fix	1,127	$23,374
Thomas D. DeByle	0	0
Deborah A. Rosen	207	4,293
John Abbott	0	0
James L. Mettling	67	1,390

      The actual value of the shares will depend upon the stock price on the dates in 2009 when the shares are conveyed to the executive. The threshold performance level was used for the foregoing estimate because the Company currently believes that it is not probable that there will be a payout for the period ended June 30, 2009. However, there can be no assurance of any particular result.

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      With respect to grants of performance share units in fiscal year 2008 for the one-year performance period ending on June 30, 2008, an executive who dies, retires or becomes disabled before the end of the performance period, will not, unless the Committee determines otherwise, be eligible for any pro rata share of any award, based on the portion of the performance period during which the executives were employed. If the executive remains employed through the end of the performance period, he or she will be entitled to one-third of the shares earned for the performance period. If the employee remains employed on the first and second anniversary dates following the end of the performance period, he or she will be entitled to the remaining two-thirds of the shares earned, in equal installments on each of the anniversary dates. If any named executive died, retired or became disabled on June 30, 2008, he or she would be entitled, as of that date, to the following number of shares of Company stock, based upon the fact that the superior performance target was met for the performance period ended June 30, 2008:

	Number of Shares Paid on 6/30/08	Total Value Based on 6/30/08 Stock Price

Roger L. Fix	16,733	$347,042
Thomas D. DeByle	0	0
Deborah A. Rosen	2,600	53,924
John Abbott	3,800	78,812
James L. Mettling	867	17,982

Acceleration of Unvested Stock Options

      Upon termination of employment due to death or disability (but not retirement), which means a mental or physical condition for which an executive receives benefits under the Company's long term disability plan, any unvested stock options granted to the executive will vest and become immediately exercisable, and will remain exercisable for three years after the date of death or disability. As of June 30, 2008, all installments of all outstanding stock options granted to the named executives had vested.

Employment Agreements--Death, Voluntary Termination or Material Breach

      In the event of the executive's death, voluntary termination of employment, or involuntary termination due to a "material breach" of the agreement, which means 1) an act of dishonesty which is intended to enrich the executive at the Company's expense, or 2) the willful, deliberate and continuous failure of the executive to perform his or her duties after being properly demanded to do so, the executive shall not be entitled under the employment agreement to any salary or benefits continuation beyond the date of termination. The same applies to termination of the executive's employment due to a disability which the Company determines renders him or her unable to perform the services required under the agreement, except that termination for such reason will not be effective until six months' notice of termination is given in writing to the executive. Mr. Storch voluntarily resigned from his employment on December 13, 2007, and received no salary or benefits continuation beyond his last day of employment. He also forfeited all unvested shares of stock and performance share units that had been awarded to him under the long-term incentive portion of the executive compensation program, and forfeited his right to any pro rata portion of an annual incentive bonus for fiscal 2008.

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Employment Agreements--Involuntary Termination

      In the event of the involuntary termination of an executive's employment, for a reason other than death, disability, a material breach or following a change in control, the agreements provide that the executive shall continue to receive his or her then current base pay for a period of one year (except that payment shall be made for two years, in the case of Mr. Fix and through the end of the term of the agreement, in the case of Ms. Rosen). In addition, medical and dental insurance coverage shall be continued for Mr. Fix and Ms. Rosen, for up to one year for Mr. Fix, and for the remainder of the term of the agreement for Ms. Rosen. At the base salaries and remaining terms of the named executives as of June 30, 2008, and the cost of continuing medical and dental coverage to each executive for one year at current costs, the amounts payable to each executive in such circumstances would be as follows:

	Severance Pay	Medical and Dental Coverage

Roger L. Fix	$1,387,000	$11,333
Thomas D. DeByle	300,000	0
Deborah A. Rosen	141,425	5,667
John Abbott	325,000	0
James L. Mettling	208,900	0

Employment Agreements--Change in Control

      The employment agreements also provide for the making of certain payments to the named executives in the event of the involuntary termination of the executive's employment after a change in control of the Company (which is defined to mean a transaction reportable under Item 6(e) of Schedule 14A of Regulation 14A of the Securities Exchange Act of 1934), or the executive's resignation following a change in control, if there have been changes in the executive's general area of responsibility, title or place of employment, or the executive's salary or benefits have been lessened or diminished. The compensation and benefits to which Mr. Fix and Ms. Rosen are entitled following such an event are as follows: (a) immediate lump sum payment equal to three times the sum of (i) current base salary, and (ii) annual incentive bonus most recently paid; (b) immediate 100% vesting in all unvested equity benefits, including all time-based restricted stock (which includes MSPP shares purchased with a portion of an executive's annual bonus), performance share units, and stock options, (c) the crediting of three additional years of benefit service for purposes of calculating the executive's pension under the Company's defined benefit pension plans, with the assumption that the executive's compensation for pension plan calculation purposes for each of those three years is the amount used to determine his or her lump sum under (a) above; (d) continuation at the employer's expense of all life insurance and medical plan benefits for three years, as if the executive was still an employee during the three-year period; and (e) a gross-up of the amount of excise tax for which the executive may be responsible under Sections 280G and 4999 of the Internal Revenue Code, as a result of the receipt of the payments made in (a) through (d) above, as well as reimbursement for the amount of any income tax and other tax-related payments attributable to the excise tax that may be imposed on the executive. If the employer fails to pay the full gross-up amount within 20 days of timely demand from the executive that it do so, the employer shall be additionally liable for a late fee equal to 75% of the executive's most recent annual base salary.

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      The compensation and benefits payable to Messrs. Abbott and Mettling under their agreements shall be the same, except that the lump sum severance payment shall be based on one year's salary and bonus, one year of additional benefit service shall be credited to their service under the pension plans, medical benefits and life insurance shall be continued for one year, and no excise tax gross-up is provided. Mr. DeByle's agreement is the same as those of Messrs. Abbott and Mettling except that it provides for a lump sum severance payment equal to three years' base salary plus three times the most recent annual bonus paid to him, and he will receive no additional pension credit, because he is not a participant in the Company's defined benefit pension plans.

      An executive who is eligible to retire and commence receipt of a pension under the Company's defined benefit pension plans as soon as his or her employment terminates would be able to receive both severance and pension payments. As of June 30, 2008, only Mr. Mettling was eligible to retire.

If termination were to have occurred on June 30, 2008, upon a change in control occurring on the same date, here is the value of what each of the named executives would have received:

	Severance	Amounts Received Acceleration Of Unvested Stock Awards	Benefits(1)	Pension Enhancement(2)	Excise Tax Gross-Up(3)

R. L. Fix	$3,361,875	$2,024,459	$40,288	$1,123,725	$1,724,137
T. DeByle	900,000	124,440	12,094	0	0
D. Rosen	1,196,943	322,071	39,752	457,639	658,298
J. Abbott	426,000	555,832	11,009	40,454	0
J. Mettling	260,359	108,880	11,939	96,724	0

(1)

The amounts represent the compensation cost to the Company of providing continued medical and life insurance benefits to the named executives for three years after June 30, 2008, based on 2008 premium costs and assuming increases in medical costs over the three-year period (one year in the case of Messrs. DeByle, Abbott and Mettling), which are based on the medical inflation assumptions used by the Company in valuing the cost of its retiree medical benefits under FAS 106. The Company does not provide retiree medical benefits to its salaried retirees.

(2)

The dollar amount shown in this column reflects two numbers. The first is the additional amount that an executive would receive from the Supplemental Retirement Plan over and above the executive's accumulated benefits under that plan (which is disclosed in the Pension Benefits table under "Pension Benefits" on page 29 of this proxy statement). The additional amount is due to the fact that following a change in control, an executive's accumulated benefits under the Supplemental Retirement Plan are payable in a lump sum, using different assumptions than those used to calculate payment in an annuity form. The lump sum amount payable is equal to the present value as of July 1, 2008 of the single life annuity the executive could receive beginning as of his or her earliest retirement age. The executive's earliest retirement age is (a) July 1, 2008 if the executive had attained age 55 and completed at least ten years of eligibility service as of June 30, 2008, (b) the first day of the month coincident with or next following the attainment of age 55 if the executive had not attained age 55 as of June 30, 2008, but had completed at least ten years of eligibility service as of June 30, 2008, or (c) the later of July 1, 2008 or the first day of the month coincident with our next following the attainment of age 65 if the executive had not completed at least ten years of service as of June 30, 2008. Present value is determined based on the provisions of the Retirement Plan. For lump-sum payments on July 1, 2008, those assumptions

(footnotes continued on following page)

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are the May, 2008 Pension Protection Act segment rates of 4.61%, 4.95% and 5.03% and the Pension Protection Act 2008 Option Combined Unisex mortality table. The value of the additional amounts payable to each executive under this calculation are: Mr. Fix, $238,516; Mr. DeByle, $0; Ms. Rosen, $299,379; Mr. Abbott, $9,066; and Mr. Mettling, $39,743.

The second component of the dollar amount shown here is the amount of the lump sum payable due to the attribution under the employment agreements of three additional years of service to each executive (one year in the case of Messrs. Abbott and Mettling and none in the case of Mr. DeByle) at the level of annualized compensation used to determine the amount of severance. That lump-sum payment is equal to (1) the present value as of July 1, 2008 of the single life annuity that would be payable under the Retirement Plan and the Supplemental Retirement Plan beginning as of the executive's earliest retirement age based on actual and imputed compensation and service as of June 30, 2008,minus (2) the present value as of July 1, 2008 of the single life annuity that would be payable under the Retirement Plan and the Supplemental Retirement Plan beginning as of the executive's earliest retirement age based on actual compensation and service as of June 30, 2008. The executive's earliest retirement age is (a) July 1, 2008 if the executive had attained age 55 and completed at least ten years of eligibility service (including imputed eligibility service for purposes of (1) above) as of June 30, 2008, (b) the first day of the month coincident with or next following the attainment of age 55 if the executive had not attained age 55 as of June 30, 2008, but had completed at least ten years of eligibility service for purposes of (1) above) as of June 30, 2008, or (c) the later of July 1, 2008 or the first day of the month coincident with or next following the attainment of age 65 if the executive had not completed at least ten years of service (including imputed eligibility service for purposes of (1) above) as of June 30, 2008. Present value is determined based on the provisions of the Retirement Plan. For lump-sum payments on July 1, 2008, those assumptions are the May, 2008 Pension Protection Act segment rates of 4.61%, 4.95% and 5.03% and the Pension Protection Act 2008 Option Combined Unisex mortality table. The amounts of the lump sum payable under the employment agreements are as follows: Mr. Fix, $885,209; Mr. DeByle, $0; Ms. Rosen, $158,260; Mr. Abbott, $31,388; and Mr. Mettling, $56,981.

(3)

The dollar amount shown here reflects the amount payable to make the executive whole for the "parachute payment" excise tax of 20% owed on amounts of severance and other benefits in excess of three times the named executive's W-2 compensation for the preceding five years. The calculation assumes that payments of the severance and pension enhancements are made six months after termination, in accordance with Section 409A of the Internal Revenue Code.

OTHER INFORMATION CONCERNING THE COMPANY
BOARD OF DIRECTORS AND ITS COMMITTEES

      Four meetings of the Board of Directors were held during the fiscal year ended June 30, 2008, none of which were conducted telephonically. Each incumbent director of the Company attended at least 75% of the meetings held during the year by the Board and all committees on which the director served. In July, 2003, the Board adopted Corporate Governance Guidelines which set forth the policies and procedures for the effective performance of management duties by the Board of Directors. These Guidelines can be found on the Company's website at
www.standex.com under the heading Corporate Governance.

Compensation Committee

      The Board has a Compensation Committee consisting of Messrs. Cannon (Chairman), Hogan and Muller, all of whom are independent under listing standards of the New York Stock Exchange ("NYSE") and under Rule 16b-3 promulgated under the Securities Exchange Act of 1934. During fiscal 2008, the Committee held three meetings. The Company charges the Compensation Committee with discharging the responsibilities of the Board of Directors relating to compensation of the Company's CEO and senior management; administering the Employee Stock Purchase Plan, the 1994 Stock Option Plan and the 1998 Long Term Incentive Plan; reviewing, drafting and

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recommending the terms of the 2008 Long Term Incentive Plan; and reviewing and approving executive and senior management compensation in relation to the short and long term goals of the Company.

      The Committee has the authority to retain consultants or other legal or accounting advisors from time to time in the Committee's discretion to assist in the evaluation of executive and senior management compensation. Such engagements shall be on such terms as the Committee deems appropriate. The Chief Executive Officer and the Vice President of Human Resources assist the Committee to a limited extent in determining or recommending the amount or form of executive and director compensation, as described beginning on page 7 of this proxy statement.

      For further information regarding the Committee's processes and procedures for the consideration and determination of executive compensation, please see the Compensation Committee Report beginning on page 20 herein.

Compensation Committee Interlocks and Insider Participation

      None of the members of the Compensation Committee (Messrs. Cannon, Hogan or Muller) were at any time during the 2008 fiscal year or in any prior period an officer or employee of the Company, nor did they serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Compensation Committee or Board of Directors.

The Committee operates pursuant to a charter, which may be found on the Company's website at www.standex.com under the Corporate Governance tab.

Audit Committee

      Messrs. Fenoglio (Chairman), Chorman, and Fickenscher served during fiscal year 2008 on the Company's Audit Committee. All of these directors are independent as defined by the NYSE rules. The Board of Directors has designated Messrs. Fenoglio, Chorman and Fickenscher as "audit committee financial experts" as defined by the NYSE rules. During fiscal 2008, the Committee met on five occasions. The Audit Committee reviews, both prior to and after the audit, the Company's financial reporting function, the scope and results of the audit performed (or to be performed) by the independent auditors of the Company and the adequacy of the Company's internal controls, and reports thereon to the Board of Directors.

The report of the Committee for the past fiscal year appears below.

Audit Committee Report

      The Audit Committee of the Board of Directors (the "Committee") is entirely made up of independent directors as defined in the NYSE listing standards. It operates pursuant to a written charter, which may be reviewed on the Company's website at www.standex.com.

      The Committee reviews Standex's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. The independent auditors are responsible for expressing opinions on the conformity of

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the Company's audited financial statements with U.S. generally accepted accounting principles and on management's assessment of the effectiveness of the Company's internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

      The Audit Committee pre-approves all audit and non-audit services performed by the independent auditor, as well as respective fees. The Audit Committee will periodically grant general pre-approval of certain audit and non-audit services. Any other services must be specifically approved by the Audit Committee. In periods between Audit Committee meetings, the Audit Committee may delegate authority to one member to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee.

      In this context, the Committee has reviewed and discussed with management and the independent auditors the audited financial statements, management's assessment of the effectiveness of the Company's internal control over financial reporting, and the auditors' evaluation of the Company's internal control over financial reporting. The Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statements on Auditing Standards Nos. 89 and 90 and as adopted by the Public Company Oversight Board in Rule 3600T. In addition, the Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Finally, the Committee has considered whether the independent auditors' provision of non-audit services to the Company is compatible with maintaining the auditors' independence.

      In reliance on the reviews and based upon the discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2008, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

William R. Fenoglio, Chairman
Thomas E. Chorman
Gerald H. Fickenscher

Corporate Governance/Nominating Committee Report

      The Corporate Governance/Nominating Committee of the Board of Directors, comprised of Messrs. Muller (Chairman), Fickenscher and Hogan, all of whom the Board determined to be independent within the meaning given to that term under the rules of the NYSE, is responsible for developing, reviewing, maintaining and recommending to the Board principles and guidelines of corporate governance for the operations of the Board and insuring the Board's compliance with applicable regulations and standards of the Securities and Exchange Commission and NYSE. The Committee also recommends to the Board candidates for consideration for Board membership.

      The Committee Charter, adopted by the Board of Directors in July, 2003, describes its duties and responsibilities in greater detail. Stockholders and others may access the Charter through the Corporate Governance section of the Company's website at www.standex.com.

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During fiscal year 2008, the Committee held two meetings, one of which was conducted telephonically, and communicated regularly via exchange of memoranda.

Process for Identifying and Evaluating Candidates for Director

      The Corporate Governance/Nominating Committee considers candidates for Board membership suggested by its members and other directors, as well as management and shareholders. The Committee may also retain a third party executive search firm to identify candidates. When such a search firm is engaged, the Committee sets the fees and scope of engagement. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Committee in writing using the procedures described below under Communications with Directors, attaching any supporting material the shareholder considers appropriate. Nominees recommended by shareholders are subject to the same evaluation process described herein as all other prospective candidates.

      The Committee will review and evaluate each candidate it believes merits serious consideration, taking into account all available information concerning the candidate, the qualifications for Board membership established by the Committee and described below, the existing composition and mix of talent and expertise on the Board, the balance between management and independent directors and other factors it deems relevant.

      The Committee evaluates each prospective candidate against the standards and qualifications set forth in the Company's Corporate Governance Guidelines (found at the Company's website), as well as by criteria of preferred experiences and qualities established by the Committee. The qualifications the Committee prefers include various professional experience requirements (including familiarity with manufacturing, international business and financial accounting and controls) and personal qualities (including integrity, judgment, both the capacity and desire to make a significant time commitment to the Board, and a commitment to become a shareholder).

      In connection with this evaluation, the Committee decides whether to interview the prospective nominee and, if warranted, invites the President and CEO and the Chairman of the Board also to meet with prospective candidates. The Committee Chairman conducts due diligence to check each candidate's references. After completing this evaluation and interview process, the Committee forwards all pertinent materials and makes a recommendation to the full Board in advance of a meeting in which the Committee will propose a candidate for Board action. The Board then acts on the election of the candidate or nomination for consideration of shareholders.

Code of Business Conduct and Ethics

      The Company has both a Code of Business Conduct and a Code of Ethics for Senior Financial Management, both of which may be found on the Company's website under the Corporate Governance Section at www.standex.com.

      The Code of Conduct applies to all employees, officers and directors of the Company and provides that, in the conduct of all corporate activities, integrity and ethical conduct is expected. In addition, the Code of Conduct addresses and provides guidance on a number of business-specific issues, including but not limited to insider trading and conflicts of interest.

The Code of Ethics for Senior Financial Management applies to all officers, directors and employees who have supervisory financial duties. The Code of Ethics is intended to assist in the

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complete and accurate reporting of all financial transactions in compliance with applicable laws, rules and regulations.

      Waivers of the requirements of the Company's Codes, if granted by the Board or the Corporate Governance/Nominating Committee, will be posted on the Company's website. No waivers were granted in fiscal 2008 or for any prior period since the Codes were adopted in 2003. Compliance is monitored by the Company's Corporate Governance Officer and the Committee, in communication with the Board and senior corporate management, as appropriate.

Executive Sessions of Non-Management Directors

      Under the Board's Corporate Governance Guidelines, the non-management directors of the Board meet in regularly scheduled executive sessions with no management directors or management present. A lead director, who is a non-management director, will call any executive session of the Board, and the executive sessions will encompass such topics as the non-management directors determine. The lead director will confer with the chairman of the Board and the CEO on any matters that may require their attention. If any shareholder wishes to communicate any matter to the executive session of non-management directors, an email regarding such communication may be forwarded to Boardofdirectors@standex.com.

Director Attendance Policy

      It is the policy of the Board, pursuant to its Corporate Governance Guidelines, that each director has a duty to attend, whenever possible, all meetings of the Board and of each Committee on which the director serves and to review in advance all meeting materials. In addition, each director is expected to attend the Annual Meeting of Shareholders. In fiscal 2008, all directors, with the exception of Charles H. Cannon, Jr., attended the Annual Meeting. However, Mr. Cannon telephonically attended the Board of Directors meeting which was held on the same date.

Committee and Director Evaluations

      Written questionnaires prepared by the Corporate Governance/Nominating Committee are used by the directors to evaluate the Board as a whole and each of its standing Committees. This process was utilized in fiscal 2008, and the Company intends to repeat this process annually. Directors submit completed questionnaires to the Chief Legal Officer, who summarizes the results without attribution, and forwards the summary to the Committee chairman, who reports the results to the Board and to ach Committee. The full Board discusses summaries of the assessments and Committee evaluations with a view to enhancing the overall performance of the Board.

Communicating with Directors

      The Board of Directors welcomes input and suggestions from shareholders and all interested parties. The Board of Directors will regard all appropriate communication seriously and will promptly address it. The Board has adopted the following procedure for shareholders and other interested parties to contact members of the Board, its committees and the non-management directors as a group. Correspondence, addressed to any individual director, group or committee chair or the Board as a whole, should be sent do the Corporate Governance Officer, Standex International Corporation, 6 Manor Parkway, Salem, NH 03079. All parties may also communicate electronically by sending an email to Boardofdirectors@standex.com. The message line should specify the individual director, committee or group that the shareholder wishes to contact.

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      All communication will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. The Corporate Governance Officer shall use discretion in declining to forward communication unrelated to the duties and responsibilities of the Board, including but not limited to communication in the nature of advertisements or promotions, employment inquiries or resumes, surveys or other forms of mass mailings. However, all communication, regardless of its nature, will be cataloged, archived and periodically reported to the Board for its information and use.

CORPORATE GOVERNANCE/NOMINATING COMMITTEE

H. Nicholas Muller, III, Chairman
Gerald H. Fickenscher
Daniel B. Hogan

Directors Compensation

The current elements of non-employee director compensation are as follows:

•

an annual cash retainer of $40,000, payable quarterly; all or a portion of which may be deferred to purchase Company share units pursuant to the Management Stock Purchase Plan ("MSPP") on the same terms applicable to all other MSPP Participants;

• an annual restricted stock grant equal to $30,000 and valued as of the date of the Annual Meeting of Shareholders, which stock cliff vests three years after the date of grant;

• an annual cash retainer for the Chairman of the Audit Committee of $5,000;

• an annual cash retainer for the Chairman of the Compensation and Corporate Governance/Nominating Committees of $4,000; and

• an annual cash retainer to each member of the Audit Committee of $2,000.

      The Company requires each non-employee director to own at least 3,000 shares of Company Common Stock. Stock acquired as payment of director's fees may not be sold until the ownership requirement has been met.

Effective January 1, 2007, the Company abolished per-meeting fees for non-employee directors, believing that no incentives for meeting attendance should be necessary.

Employee directors (Mr. Fix and Ms. Rosen) do not receive director compensation for their service to the Board.

No retirement benefits or perquisites are provided to directors of the Company. Directors are not granted stock options.

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The following table presents the compensation the Company provided to non-employee directors during the fiscal year:

Director	Fees Earned Or Paid In Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation ($)(4)	Total ($)

Charles H. Cannon, Jr.	42,000	6,667	0	0	0	11,360	60,027
Thomas E. Chorman	42,000	6,667	0	0	0	11,360	60,027
William R. Fenoglio	45,000	6,667	0	0	0	12,580	64,247
Gerald H. Fickenscher	42,000	6,667	0	0	0	6,533	55,200
Daniel B. Hogan	40,000	6,667	0	0	0	8,522	55,189
H. Nicholas Muller, III	44,000	6,667	0	0	0	5,684	56,351
Edward J. Trainor	90,000(5)	6,667	0	0	0	24,082	120,749

(1)

This column represents the annual cash retainer and any Chairman fees paid during the fiscal year. All or a portion of the annual retainer may be deferred at the election of the director to purchase restricted stock pursuant to the MSPP, a description of which may be found on page 14 of this Proxy. The terms of directors' participation is the same as for all other MSPP participants. Each non-employee director elected to defer all or a portion of his retainer for the purchase of MSPP units, which purchase was consummated on September 13, 2007 with a per-share price of $16.50. The compensation cost and dividend values of such MSPP purchases are reflected in the "All Other Compensation" column (see footnote 4 below).

(2)

This column represents the fair value of equity-based compensation recognized in the Company's financial statements in Fiscal Year 2008 in accordance with SFAS No. 123R for the restricted stock award made to each non-employee director on the date of the Annual Meeting of Shareholders. For Fiscal Year 2008, the number of shares awarded per director was 1,443. In accordance with FAS 123R, the grant date fair value of each share granted was $20.79. The shares cliff-vest three years from the date of grant. Dividend equivalents accrue during the vesting period and are paid in cash at the date of vest. Such dividend equivalents are shown in the "All Other Compensation" column of this table. At June 30, 2008, the aggregate number of outstanding restricted shares awarded held by each director was as follows: Mr. Cannon: 6,782; Mr. Chorman: 6,782, Mr. Fenoglio: 7,341; Mr. Fickenscher: 4,341; Mr. Hogan: 5,317; Mr. Muller: 3,902; Mr. Trainor: 13,452.

(3)

Upon the retirement of any director as a result of reaching the mandatory retirement age for service as a director, or upon a change in control of the Company, the non-vested installments of the annual stock grants shall be subject to acceleration and immediate vesting.

(4)

Included in this column are three items of compensation: the compensation cost to the Company during the fiscal year of the MSPP discount (calculated in accordance with FAS 123R) for share units purchased by each director during the fiscal year; plus the dividend equivalents that accrue during the three-year vesting period for both the annual restricted stock grants reflected in the Stock Awards column, and the MSPP share units purchased by the directors. The dividend equivalents are paid upon vesting.

(5)

As Chairman of the Board, Mr. Trainor receives a fee of $50,000 per year in addition to the annual retainer paid to other non-employee directors. In 2008, Mr. Trainor elected to defer all amounts received in retainer for the purchase of MSPP units.

PROPOSAL 2--APPROVAL OF 2008 LONG TERM INCENTIVE PLAN

      The Board of Directors is submitting a proposal to shareholders to approve the Standex International Corporation 2008 Long Term Incentive Plan (the "Plan"), which was adopted by the Board on September 2, 2008. The Plan is intended to replace the 1998 Long Term Incentive Plan (the "Current Plan"), which was first approved by the shareholders on October 27, 1998, and which will expire on October 27, 2008. Like the Current Plan, the Plan will allow the Company to grant cash and various forms of stock-based incentive compensation to its key management employees

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and its independent non-employee directors. The purpose of the Plan is to provide an incentive compensation program that will attract and retain highly-qualified senior management talent and will motivate such individuals to achieve performance goals that are aligned with the interests of the shareholders of the Company.

      The Plan makes 600,000 shares of common stock of the Company, par value $1.50 per share, available for grant, together with (i) shares of common stock which remain available as of October 27, 2008 for future awards under the Current Plan; (ii) any shares of common stock represented by outstanding awards under the Current Plan as of October 27, 2008 that are not issued, and (iii) shares of common stock that have been issued under the Current Plan, but which are subsequently forfeited, or stock options that subsequently lapse without having been exercised. In no event, however, shall the number of shares which remain or subsequently become available for issuance under the Current Plan, or which were awarded or issued under the Current Plan, but which subsequently became available for issuance under the Plan, exceed 150,000 shares. As of September 2, 2008, 79,562 shares of common stock are available for issuance under the current Plan, 87,722 shares have been awarded, but will not be issued unless certain performance criteria are met over periods which extend beyond October 27, 2008, 293,053 shares have been issued, but could be forfeited if certain continuing employment criteria are not met, and 29,760 stock options remain outstanding and unexercised. The Plan also provides for the making of cash awards to those executive officers of the Company who are designated from time to time by the Compensation Committee of the Board (the "Committee"). Such cash awards must be based on meeting performance criteria established by the Committee. The closing price of the Company common stock on September 9, 2008 as reported by the New York Stock Exchange was $27.38 per share. Common Stock issued under the Plan may consist of authorized but unissued shares or treasury shares.

The following rules apply for purposes of calculating the number of shares of common stock available for delivery under the Plan:

•

The number of shares subject to issuance upon exercise or the fulfillment of any conditions to which the awards are subject as of the dates on which the awards are granted will be counted against the limitation on the number of shares which can be granted under the Plan;

•

The grant of a performance share or other unit or phantom share award will be considered as being equal to the maximum number of shares that may be issued under the award and, if the value of an award is variable on the date it is granted, the value will be deemed to be the maximum limitation of the award;

•	Awards payable solely in cash will not reduce the number of shares available for awards under the Plan;

•

If the exercise price of any stock option granted under the Plan or the Current Plan, or the tax withholding obligation associated with the exercise of such option, is satisfied by tendering shares of common stock to the Company (by either actual delivery or by attestation), any tendered or withheld shares shall not be available for awards granted under the Plan;

•	The gross number of shares of common stock with respect to which a stock-settled stock appreciation right is exercised will be counted against the limitation, rather than

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the net number of shares delivered upon the exercise of a stock-settled stock appreciation right;

•

Any shares awarded under the Plan that are not issued, that are issued but are subsequently forfeited because of a failure to satisfy any subsequent condition, including continued employment, or that are subject to an award under the Plan that lapses or is otherwise terminated in accordance with the terms of such award without having been exercised will again be available for other awards under the Plan.

•

In the event that the Company effects a stock dividend, stock split or similar change in capitalization affecting its common stock, the Committee shall make appropriate adjustments in the number and kind of shares of stock or securities with respect to which awards may thereafter be granted, the number and kind of shares remaining subject to outstanding awards, and the exercise or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any awards, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 16 of the Securities and Exchange Act of 1934, as amended.

The Plan also provides certain limitations with respect to particular types of awards, as follows:

•	No individual may receive awards for more than 150,000 shares in any calendar year; and

•	The maximum performance cash award that can be made to any one individual is $2.5 million.

•

In the event that the Company becomes required under the federal securities laws to restate its publicly-reported financial results because of any non-compliance with the financial reporting requirements of the federal securities laws, the Board has the right to recover any excess amounts awarded under the Plan to the Chief Executive Officer, Chief Financial Officer or any other executive of the Company who is determined by the Board to have engaged in misconduct, as determined by the Board, in the reporting of financial results that were subsequently restated.

Administration, Eligibility and Participation

      The Plan is administered by the Compensation Committee of the Board of Directors of the Company (the "Committee") which consists of three "independent," "disinterested" directors (as those terms are defined in the rules of the New York Stock Exchange and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), respectively). Each member of the Committee is an "outside director" within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the "Code").

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      The Committee is authorized, from time to time, to grant non-statutory stock options, incentive stock options, stock appreciation rights, stock awards, both restricted and unrestricted, performance share awards and performance cash awards (collectively referred to as "Awards") under the Plan to Plan participants, as the Committee in its discretion selects. The Committee may also grant units and phantom shares which are convertible into shares of common stock upon the meeting of such performance or other criteria as is determined by the Committee.

      The Committee shall determine the terms of the Awards including, but not limited to, the type, number, vesting requirements, performance requirements, and other features and conditions of such Awards. The Committee shall also interpret the Plan and adopt such rules and guidelines as it deems appropriate to implement the Plan.

      It is not presently possible to determine either the value of Awards that may be made under the Plan in the future or the individuals to whom Awards shall be made, as the Plan permits Awards to be made to any employee or independent director of the Company. However, the Committee has in the past generally restricted participants in the Plan to not more than 100 of its most senior management personnel, and has no different present intention.

      Awards under the Current Plan for fiscal year 2008 to the Chief Executive Officer and the other named executives are described in the Grants of Plan Based Awards Table found on page 23 of this proxy statement. Information regarding all equity awards made under the Current Plan to the named executives which were outstanding as of the end of fiscal 2008 is found in the Outstanding Equity Awards at Fiscal Year End Table on page 25 of this proxy statement.

      The following table sets forth the number of shares of common stock received (subject to restrictions generally requiring continued employment for three years after receipt of the stock) by the individuals or groups of individuals named below under the Current Plan in fiscal 2008. The dollar value of the stock received is determined for purposes of this table by multiplying the number of shares received by the closing stock price on the date of receipt.

PLAN BENEFITS LONG TERM INCENTIVE PLAN

Name and Position	Dollar Value of Stock Received	Number of Shares of Stock Received

Roger L. Fix	$457,642	20,165
President/CEO
Thomas D. DeByle,	$134,700	6,000
Vice President/CFO/Treasurer
Christian Storch	$150,568	6,374
Vice President/CFO
Deborah A. Rosen	$ 93,874	4,007
Vice President/CLO/Secretary
John Abbott	$264,579	11,300
Group Vice President, Food Service Equipment Group
James L. Mettling	$ 42,350	1,835
Vice President of Human Resources
All current executive officers as a group	$993,145	43,307
All current non-executive directors	$485,748	22,635
All employees other than executive officers	$385,459	17,300

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Types of Awards/Award Agreements

      Each Award shall be evidenced by a written agreement setting forth the terms and conditions of the Award. Each writing shall describe the type of Award granted, the exercise price of any option, the number of shares subject to the Award, the expiration date of the Award, the vesting schedule, and any restrictions or conditions placed upon the Award or the shares which may be issued upon exercise of such Award.

The following is a description of each of the types of Awards that may be granted pursuant to the Plan:

      1. Options. The Committee may grant non-statutory and incentive stock options to eligible participants to purchase shares of common stock from the Company. No such option may be granted with a purchase price lower than the fair market value of the shares subject to the option on the date of grant, nor may an option be re-priced at a later date. The term of the stock options may not be more than ten years from the date of grant. The term will end upon the termination of a participant's employment, or three months later, with respect to incentive stock options, except that if termination is because of retirement, death, disability, or following a change in control of the Company, the ability to exercise an option shall continue in effect for a period of time after termination, which period shall vary depending upon the reason for the termination, but shall in no event exceed three years. In the event of a change in control of the Company, all options shall become fully vested and exercisable. Unless determined otherwise by the Committee in accordance with applicable laws, no option may be transferred other than by will or the laws of descent and distribution. Payment of the option price shall be in such form and manner as are approved by the Committee including, but not limited to, payment in the form of cash or stock having a fair market value on the exercise date equal to the exercise price. The Committee ceased granting stock options in 2003, and although the ability to grant stock options is contained in the Plan, the Committee does not presently intend to grant stock options in the future.

      2. Stock Appreciation Rights. The Plan authorizes the Committee to grant stock appreciation rights. A stock appreciation right would, subject to the terms and conditions set forth in the Plan, allow an employee to receive payment in stock for the difference between the stock option price and the price of the common stock on the date on which the appreciation right is exercised. A stock appreciation right shall be exercisable for a term fixed by the Committee, but not for more than ten years from the date on which it is granted. Stock appreciation rights may, in the discretion of the Committee, provide for accelerated vesting in the event of a recipient's death, disability, retirement or following a change in control of the Company. The Committee has not granted stock appreciation rights in the past, and has no present intention to do so.

      3. Stock Awards. The Committee may make Awards consisting of the granting of some number of shares of common stock to an employee, without payment, subject to a vesting schedule established by the Committee, and if the Committee so determines, the satisfaction over a period of time selected by the Committee of pre-established performance goals and objectives selected by the Committee from those disclosed in the Plan (and described below under "Performance Share and Performance Cash Awards"). Stock Awards may, in the discretion of the Committee, provide for accelerated vesting in the event of a recipient's death, disability, retirement, or following a change in control of the Company.

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      4. Unrestricted Stock Awards. The Committee may make Awards of common stock to any person eligible to participate in the Plan without placing any restrictions on such stock. The Committee has not in the past granted unrestricted stock under the Plan and has no present intention to do so.

      5. Performance Share and Performance Cash Awards. The Committee may grant performance awards, consisting of the contingent right of a participant to receive shares of common stock (performance share awards payable in the form of common stock are synonymous with Awards that are payable in common stock upon the satisfaction of pre-established performance criteria), or cash, in the case of the executive officers of the Company designated by the Committee, if performance criteria determined by the Committee are met over a period of time designated by the Committee. The Plan sets forth the following as performance criteria which may be used by the Committee: sales or revenues; earnings, including but not limited to reported earnings, earnings from continuing operations, operating income, and earnings either before or after specific items set forth in the Company's income statement, such as interest, taxes, and/or depreciation; cash flow, including but not limited to operating cash flow and free cash flow; return on equity; return on capital; return on assets; return on investment; gross or net profit marking; working capital; productivity; operating efficiency; organic growth rates; growth and diversification through acquisitions and similar business strategies; diversification; globalization; strategic objectives, such as without limitation, management and organizational development and reward systems, technology implementation and supply chain management; cost reduction goals; and stock price, any of which may be measured in absolute terms, or as compared to a defined benchmark, or to the results of another corporation or group of corporations. Performance awards, may, in the discretion of the Committee, provide for accelerated vesting in the event of a recipient's death, disability, retirement, or following a change in control of the Company. No cash payout of more than $2.5 million will be made to any participant with respect to any individual Performance Cash Award.

Federal Income Tax Consequences

      The following information is a general summary, as of the date of this proxy statement, of the federal income tax consequences to the Company and participants in connection with Awards made under the plan. The federal tax laws may change and the federal, state and local tax consequences for each participant will depend upon his or her individual circumstances.

      An employee who is awarded an incentive stock option (intended to qualify under Section 422 of the Code) does not recognize taxable income at the time of grant or at the time of exercise of the option, but the excess of the fair market value of the shares acquired over the option price may be an item of tax preference for purposes of the alternative minimum tax. If the employee makes no disposition of the shares acquired within a one-year period after the shares are transferred to him/her (and within two years after the option was granted), any gain or loss realized on the sale of the shares will be treated as long-term capital gain or loss. The Company is not entitled to any deduction in connection with the award or exercise of an incentive stock option or a disposition of the shares in the above circumstances. If the employee fails to hold the shares for the required length of time, the employee will be treated as having received compensation in the year of disposition in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over their option price, or (ii) the gain realized on the sale of the shares. The compensation recognized is taxable as ordinary income. The Company will be entitled to a tax deduction for the amount of the compensation. Excess gain over the amount treated as compensation is capital gain.

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      An employee who is awarded a non-statutory stock option does not recognize taxable income at the time of grant, but will recognize compensation income upon exercise of the option. The income recognized in this event is equal to the excess of the fair market value of the shares on the exercise date over the exercise price. Upon disposition of the purchased shares, the participant will recognize a capital gain or loss, equal to the difference between the sale price of the shares and the employee's tax basis in those shares. The tax basis is equal to the exercise price plus the compensation income recognized with respect to those shares. The Company is not entitled to a deduction upon grant of such stock options, but is entitled to a deduction upon the exercise of the options in an amount equal to the compensation income recognized by the employee.

      An employee who is awarded a stock appreciation right will not recognize taxable income at the time the stock appreciation right is granted. Upon the receipt of the appreciation inherent in the stock appreciation right through a payment in common stock, the value of the stock received will be taxed as compensation income at the time it is received.

      In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a stock appreciation right. However, upon the exercise of a stock appreciation right, the Company will be entitled to a deduction equal to the amount of ordinary income the participant is required to recognize as a result of the exercise.

      Performance Share and Performance Cash Awards will be taxable as additional compensation to the recipient at the time of payment. Restricted Stock Awards do not constitute taxable income until such time as restrictions lapse with regard to any installment, unless the participant elects (under Section 83(b) of the Code) to realize taxable ordinary income in the year of the award in the amount equal to the fair market value of the Restricted Stock Award at the time of the award, determined without regard to restrictions. The Company will be entitled to a deduction when income is taxable to a participant, provided that the requirements of Section 162(m) of the Internal Revenue Code have been met. See page 19 of this proxy statement under Tax and Accounting Aspects of Compensation for an explanation of that section. The amount of taxable income to the recipient and corresponding deduction will be equal to the total amount of the cash and/or divided equivalents earned on Awards and will be taxable as compensation to the recipient and deductible by the Company at the time of payment.

Amendment and Termination

      The Board of Directors of the Company may amend or terminate the Plan at any time, except that, without the approval by the holders of a majority of the shares of stock of the Company then issued and outstanding and entitled to vote, no amendment shall be made to the extent such shareholder approval is required by the federal securities laws, by the rules of any exchange on which the common stock is traded, or by the terms of any agreement with any holder of an Award under the Plan, and provided further, that no amendment, termination or modification may adversely affect the right of a holder under an outstanding Award without the written permission of such holder.

The right to grant Awards under the Plan will terminate upon the earlier of (a) October 28, 2018; or (b) the date on which no shares of Common Stock remain available for issuance under the Plan.

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Effect of Vote

      A favorable vote by the holders of a majority of the Company's common stock present or represented and entitled to vote at the Annual Meeting, at which a quorum is present, is required to adopt the Plan.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO ADOPT THE STANDEX INTERNATIONAL CORPORATION 2008 LONG TERM INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS A CONTRARY VOTE IS SPECIFIED.

PROPOSAL 3--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee has appointed the firm of Deloitte & Touche LLP, independent public accountants, as auditors of the Company for the year ending June 30, 2009. This firm and two of its predecessor firms have been auditors of the Company continuously since 1955. While ratification by the shareholders of this appointment is not required by law or by the Company's articles of incorporation or bylaws, the Company's management believes that such ratification is desirable.

      It is expected that representatives of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders where they will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT AUDITORS.

INDEPENDENT AUDITORS' FEES

The following table summarizes the aggregate fees billed to the Company by the independent auditor:

($ in thousands)	2008	2007

Audit Fees (a)	$2,104	$1,475
Audit-Related Fees	0	0
Tax Fees (b)	16	0
All Other Fees	0	0

Total	$2,120	$1,475

(a)	Fees for audit services billed related to fiscal years 2008 and 2007 consisted substantially of the following:
	*	Audit of the Company's annual financial statements
	*	Reviews of the Company's quarterly financial statements
	*	Debt and Environmental Compliance letters
	*	Auditing of entities acquired by the Company in fiscal year 2007
(b)	Fees for tax services billed in 2008 consisted substantially of the following:
	*	VAT compliance and reporting
	*	Tax compliance services in Mexico and the Netherlands

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      The fees billed for 2008 are higher than for 2007 due to the timing of submittal of bills into the 2008 year for work performed in 2007. Further, in 2007 a $300,000 credit was issued to the Company as a result of efficiencies achieved in the prior year.

      In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Company management and the independent auditor to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the U.S. Securities and Exchange Commission ("SEC") to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

      The services performed by the independent auditor in fiscal year 2008 were approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee in 2003 and amended in 2004.

      As required by the policy, annually the Audit Committee is provided a description of the services to be provided for each category and fees to be incurred. The policy describes the permitted audit, audit-related, tax, and other services that the independent auditor may perform, and the Audit Committee approves the established level of fees for the respective fiscal year. Any subsequent requests for audit, audit-related, tax and other services not previously submitted and approved by the Audit Committee for specific pre-approval may not commence until such approval has been granted.

      A quarterly status of the actual services performed to date is provided to the Audit Committee by the independent auditor. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee for services not to exceed $50,000. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted such specific pre-approval.

REQUESTING DOCUMENTS

      A copy of the Company's Annual Report on Form 10-K has been mailed along with this Notice of Annual Meeting and Proxy Statement to shareholders. Form 10-K may also be reviewed on line at: www.standex.com. Shareholders may obtain print copies, free of charge, of Form 10-K, the Company's Codes of Conduct, Committee Charters or the Corporate Governance guidelines by writing to Standex International Corporation, Investor Relations Department, 6 Manor Parkway, Salem, NH 03079. Shareholders may also call the Company's Shareholder Services Administrator at 603-893-9701 to request copies. In the alternative, print copies may be requested by e-mailing the request to investorrelations@standex.com. Requests for copies may be made orally or in writing. All requests will be fulfilled within one (1) business day of receipt. Copies will be sent via first class mail.

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OTHER PROPOSALS

      Management does not know of any other matters which may come before the meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Section 16(a) Beneficial Ownership Reporting Compliance

      Pursuant to the Securities Exchange Act of 1934, the Company's executive officers, directors and persons who own more than 10% of the Company's Common Stock are required to file reports of ownership and changes in ownership in the Common Stock of the Company under Section 16(a) with the Securities and Exchange Commission and the New York Stock Exchange, with copies of those reports filed with the Company.

      Based solely upon a review of the copies of the reports furnished to the Company, the Company believes that during fiscal 2008 all executive officers, directors and persons holding more than 10% of the Company's Common Stock have complied with such filing requirements, except as follows.

      Mr. Abbott notified the Company two days late regarding open market purchases made in September, 2007. As a result, the Form 4 recording the transaction was two days late. In addition, the Company made a mathematical error in the calculation of the MSPP shares that were purchased by Mr. Trainor on September 13, 2007. The error was identified, and an amended Form 4 was filed on November 2, 2007.

STOCKHOLDER PROPOSALS

      Any stockholder desiring to submit a proposal for consideration at the 2009 Annual Meeting of Stockholders must submit such proposal to the Company, in writing, at its executive offices, 6 Manor Parkway, Salem, NH 03079, on or before May 20, 2009.

In order for a shareholder to bring other business before a shareholder meeting, timely notice should be received by the Company on or before June 26, 2009, but no later than July 28, 2009.

By the Board of Directors

/s/ Deborah A. Rosen

Deborah A. Rosen, Secretary

September 17, 2008

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APPENDIX "A"

STANDEX INTERNATIONAL CORPORATION 2008 LONG TERM INCENTIVE PLAN

SECTION 1.	General Purpose of the Plan

      The purpose of this Standex International Corporation 2008 Long Term Incentive Plan (the "Plan") is to encourage and enable officers and employees of Standex International Corporation (the "Company") and its Affiliates to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

SECTION 2.	Definitions

The following terms shall be defined as set forth below:

"Affiliate" means a parent corporation, if any, and each subsidiary corporation of the Company, as those terms are defined in Section 424 of the Code.

      "Award" or "Awards", except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Stock Appreciation Rights. Awards shall be evidenced in a writing (which may be in electronic form and may be electronically acknowledged and accepted by the recipient) containing such terms and conditions not inconsistent with the provisions of this Plan as the Committee shall determine.

"Board" means the Board of Directors of the Company.

      "Cause" shall mean, with respect to any Participant, a determination by the Company (including the Board) or any Affiliate that the Participant's employment or other relationship with the Company or any such Affiliate should be terminated as a result of (i) a material breach by the Participant of any agreement to which the Participant and the Company (or any such Affiliate) are parties, (ii) any act (other than retirement) or omission to act by the Participant that may have a material and adverse effect on the business of the Company, such Affiliate or any other Affiliate or on the Participant's ability to perform services for the Company or any such Affiliate, including, without limitation, the commission of any crime (other than an ordinary traffic violation), or (iii) any material misconduct or material neglect of duties by the Participant in connection with the business or affairs of the Company or any such Affiliate.

"Change of Control" shall have the meaning set forth in Section 16.

"Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

"Committee" shall have the meaning set forth in Section 3.

"Disability" means disability as set forth in Section 22(e)(3) of the Code.

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"Effective Date" means the date on which the Plan is approved by the shareholders of the Company as set forth in Section 18.

"Eligible Person" shall have the meaning set forth in Section 5.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Fair Market Value" on any given date means the closing price per share of the Stock on such date as reported by the New York Stock Exchange ("NYSE") or such other registered national securities exchange on which the Stock is listed; provided, that, if there is no trading on such date, Fair Market Value shall be deemed to be the closing price per share on the last preceding date on which the Stock was traded. If the Stock is not listed on any registered national securities exchange, the Fair Market Value of the Stock shall be determined in good faith by the Committee.

"Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

      "Non-Employee Director" means any director who: (i) is not currently an officer of the Company or an Affiliate, or otherwise currently employed by the Company or an Affiliate, (ii) does not receive compensation, either directly or indirectly, from the Company or an Affiliate, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K promulgated by the SEC, (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K, (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of Regulation S-K, and (v) is an "independent director" as defined the marketplace rules of the NYSE or such other registered national securities exchange on which the Stock is listed.

"Non-Statutory Stock Option" means any Stock Option that is not an Incentive Stock Option.

"Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 6.

      "Outside Director" means any director who (i) is not an employee of the Company or of any "affiliated group," as such term is defined in Section 1504(a) of the Code, which includes the Company (an "Affiliated Group Member"), (ii) is not a former employee of the Company or any Affiliated Group Member who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company's or any Affiliated Group Member's taxable year, (iii) has not been an officer of the Company or any Affiliated Group Member and (iv) does not receive remuneration from the Company or any Affiliated Group Member, either directly or indirectly, in any capacity other than as a director. "Outside Director" shall be determined in accordance with Section 162(m) of the Code and the Treasury regulations issued thereunder.

"Participant" means any Eligible Person who has been granted and holds an outstanding Award.

"Performance Cash Award" means an Award granted pursuant to Section 9, as described therein.

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      "Performance Factor" means any of the following: sales or revenues; earnings, including but not limited to reported earnings, earnings from continuing operations, operating income, and earnings either before or after specific items set forth in the Company's income statement, such as interest, taxes, and/or depreciation; cash flow, including but not limited to operating cash flow and free cash flow; return on equity; return on capital; return on assets; return on investment; gross or net margin; working capital; productivity; operating efficiency; organic growth rates; growth and diversification through acquisitions and similar business strategies; diversification; globalization; strategic objectives, such as, without limitation, management and organizational development and reward systems, technology implementation and supply chain management, cost reduction goals and stock price, any of which may be measured in absolute terms, or as compared to a defined benchmark, or as compared to the results of another corporation or group of corporations.

"Performance Share Award" means an Award granted pursuant to Section 9, as described therein.

"Restricted Stock Award" means an Award granted pursuant to Section 7.

      "Retirement" means retirement from active employment with the Company or an Affiliate at an age and with the number of years of service that would enable an Eligible Person to commence receipt upon retirement of a pension from the Standex International Corporation Retirement Plan if the Eligible Person was a participant in the plan.

"SEC" means the Securities and Exchange Commission or any successor authority.

"Stock" means the common stock, $1.50 par value per share, of the Company, subject to adjustments pursuant to Section 4.

"Stock Appreciation Right" means an Award granted pursuant to Section 10.

"Unrestricted Stock Award" means an Award granted pursuant to Section 8.

SECTION 3.	Administration of Plan; Committee Authority to Select Participants and Determine Awards.

      (a)    Committee. It is intended that the Plan shall be administered by the Compensation Committee of the Board (the "Committee"), consisting of not less than three (3) persons each of whom qualifies as an Outside Director and a Non-Employee Director, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not an Outside Director or a Non-Employee Director. Except as specifically reserved to the Board under the terms of the Plan, and subject to any limitations set forth in any charter of the Committee, the Committee shall have full and final discretionary authority to operate, manage and administer the Plan on behalf of the Company.

(b) Powers of Committee. The Committee shall have the power and authority to grant and modify Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the Eligible Persons to whom Awards may from time to time be granted;

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      (ii)    to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock, Unrestricted Stock, Performance Shares, Performance Cash and Stock Appreciation Rights, or any combination of the foregoing, granted to any one or more Eligible Persons;

(iii) to determine the number of shares of Stock to be covered by any Award;

      (iv)    to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and Participants, and to approve the form of written instruments evidencing the Awards and to approve any agreements modifying the terms and conditions of any Awards; provided, however, that no such action shall adversely affect rights under any outstanding Award without the Participant's consent;

(v) to accelerate the exercisability or vesting of all or any portion of any Award;

(vi) to extend the period in which any outstanding Stock Option or Stock Appreciation Right may be exercised; and

      (vii)    to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

      All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Participants. No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan.

SECTION 4.	Shares Issuable under the Plan; Mergers; Substitution.

      (a)    Shares Issuable. The maximum number of shares of Stock which may be issued in respect of Awards (including Stock Appreciation Rights) granted under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in this Section 4, shall be 600,000 shares; provided, however, that as of the date the Plan is approved by stockholders of the Company, such maximum number of shares issuable shall be increased by any shares of Stock available for future awards under the Company's 1998 Long Term Incentive Plan (the "Current Plan") as of such date. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise), whether under the Plan or under the Current Plan, shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan; provided, however, that shares of Stock used to pay the exercise price of a Stock Option pursuant to Section 6(d)(i)(ii) or (iii), or to pay withholding taxes with respect to an Award pursuant to Section 12(b), (or shares of Stock used to pay the exercise price of any award or to pay withholding taxes under corresponding provisions of the Current Plan), and shares of Stock subject to Stock Appreciation Rights (whether under the Plan or the Current Plan) that are not issued upon the exercise of such Stock Appreciation Right, shall not be added back to the shares of Stock with respect to which Awards may be granted; and provided further, any increase in the number of shares as a result of forfeiture, cancellation

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or reacquisition by the Company of shares pursuant to awards under the Current Plan shall not, together with any shares available for issuance under the Current Plan as of the date on which the Plan is approved by shareholders, exceed 150,000 shares of Stock (subject to adjustment as provided in Section 4(c) below). Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company. As of the date the Plan is approved by stockholders of the Company, no additional awards shall be permitted to be granted from the Current Plan and all unexpired awards granted from the Current Plan shall continue in full force and operation except as they may be exercised, be terminated or lapse, by their own terms and conditions.

      (b)    Limitation on Awards. In no event may any Participant be granted Awards (including Stock Appreciation Rights) with respect to more than 150,000 shares of Stock in any calendar year. The number of shares of Stock relating to an Award granted to a Participant in a calendar year that are subsequently forfeited, cancelled or otherwise terminated shall continue to count toward the foregoing limitation in such calendar year. In addition, if the exercise price of an Award is subsequently reduced, the transaction shall be deemed a cancellation of the original Award and the grant of a new one so that both transactions shall count toward the maximum shares issuable in the calendar year of each respective transaction.

      (c)    Stock Dividends, Mergers, etc. In the event that after the effective date of the Plan, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitations set forth in Sections 4(a) and (b) above), (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the exercise or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 16.

      (d)    Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

SECTION 5.	Eligibility.

Awards may be granted to officers, directors and employees of the Company or its Affiliates ("Eligible Persons").

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SECTION 6.	Stock Options.

      The Committee may grant Stock Options to any Eligible Person. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan may be either Incentive Stock Options (subject to compliance with applicable law) or Non-Statutory Stock Options. Unless otherwise so designated, an Option shall be a Non-Statutory Stock Option. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Statutory Stock Option. No Incentive Stock Option shall be granted under the Plan after the tenth anniversary of the date of adoption of the Plan by the Board. The Committee in its discretion may determine the effective date of Stock Options, provided, however, that grants of Incentive Stock Options shall be made only to persons who are, on the effective date of the grant, employees of the Company or an Affiliate. Stock Options granted pursuant to this Section 6 shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

      (a)    Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 6 shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the exercise price shall be not less than one hundred ten percent (110%) of Fair Market Value on the date of grant.

      (b)    Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option shall be no more than five (5) years from the date of grant.

      (c)    Exercisability; Rights of a Stockholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

      (d)    Method of Exercise. Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares of Stock to be purchased. Payment of the purchase price may be made by delivery of cash or bank check or other instrument acceptable to the Committee in an amount equal to the exercise price of such Options, or, to the extent provided in the applicable agreement setting forth the terms and conditions of such Option, by one or more of the following methods:

      (i)    by delivery to the Company of shares of Stock of the Company having a fair market value equal in amount to the aggregate exercise price of the Options being exercised and not subject to restriction under any Company incentive plan; or

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      (ii)    if the class of Stock is registered under the Exchange Act at such time, by delivery to the Company of a properly executed exercise notice along with irrevocable instructions to a broker to deliver promptly to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event that the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure (including, in the case of an optionee who is an executive officer of the Company, such procedures and agreements as the Committee deems appropriate in order to avoid any extension of credit in the form of a personal loan to such officer). The Company need not act upon such exercise notice until the Company receives full payment of the exercise price; or

      (iii)    by reducing the number of Option shares otherwise issuable to the optionee upon exercise of the Option by a number of shares of Common Stock having a fair market value equal to such aggregate exercise price of the Options being exercised; or

(iv) by any combination of such methods of payment.

      The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or imposed by applicable law.

      (e)    Non-transferability of Options. Except as the Committee may provide with respect to a Non-Statutory Stock Option, no Stock Option shall be transferable other than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

      (f)    Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Affiliates become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

SECTION 7.	Restricted Stock Awards.

      (a)    Nature of Restricted Stock Award. The Committee in its discretion may grant Restricted Stock Awards to any Eligible Person, granting the recipient, for such purchase price, if any, as may be determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Restricted Stock"), including continued employment for a specified period of time and/or achievement of pre-established performance goals and objectives.

      (b)    Acceptance of Award. A Participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the Participant shall have accepted the Award within sixty (60) days (or such shorter date as the Committee may specify) following the award date by making payment to the Company of the specified purchase price, if any, of the shares covered

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by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions applicable to the Restricted Stock Award in such form as the Committee shall determine.

      (c)    Rights as a Stockholder. Upon complying with Section 7(b) above, a participant shall have all the rights of a stockholder with respect to the Restricted Stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 7 and subject to such other conditions as are contained in the written instrument evidencing the Restricted Stock Award. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 7(e) below.

      (d)    Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. Unless otherwise determined by the Committee, in the event of termination of employment by the Company and its Affiliates for any reason (including death, Disability, Retirement and for Cause), any shares of Restricted Stock which have not then vested shall automatically be forfeited to the Company.

      (e)    Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 14, amend any conditions of the Award.

      (f)    Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

      (g)    Section 162(m) of the Code. Any Restricted Stock Award that is intended to qualify as performance based compensation under Section 162(m) of the Code shall provide for the shares of restricted stock to vest upon the achievement of performance goals established by the Committee based upon one or more Performance Factors.

SECTION 8.	Unrestricted Stock Awards.

      (a)    Grant or Sale of Unrestricted Stock. The Committee in its discretion may grant or sell to any Eligible Person shares of Stock free of any restrictions under the Plan ("Unrestricted Stock") at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

      (b)    Restrictions on Transfers. The right to receive Unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

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SECTION 9.	Performance Share Awards and Performance Cash Awards.

      (a)    Grants of Performance Share Awards and Performance Cash Awards. A Performance Share Award is an award which may be granted to any Eligible Person entitling the person to acquire shares of Stock upon the attainment of specified performance goals. A Performance Cash Award is an award made under the Plan which may be granted to an Eligible Person (selected from among those executive officers of the Company who are designated by the Committee to receive Performance Cash Awards under the Plan) entitling the person to receive cash upon the attainment of specified performance goals. The Committee may make Performance Share Awards and Performance Cash Awards independent of or in connection with the granting of any other Award under the Plan. The Committee in its discretion shall determine the performance goals applicable under each such Award (which may include, without limitation, for Performance Share Awards, continued employment by the recipient for a specified period of time, and for both Performance Share Awards and Performance Cash Awards, a specified achievement by the recipient, the Company, or any Affiliate or business unit of the Company), the periods during which performance is to be measured, and all other limitations and conditions applicable to the Award or any Stock issuable thereunder. The specified achievements (other than continued employment for a specified period of time) by the recipient, the Company or an Affiliate or business unit of the Company on which a performance goal may be based shall be selected by the Committee from among one or more Performance Factors. Upon the attainment of the specified performance goal(s), shares of Stock shall be issued pursuant to the Performance Share Award, and cash shall be delivered pursuant to any Performance Cash Award, as soon as practicable thereafter, and in no event later than two and one-half months after the end of the calendar year in which the performance goal is attained. In no event shall the amount payable to any one Participant pursuant to each Performance Cash Award exceed $2.5 million. The Committee, in its discretion, may permit a Participant to elect to defer receipt of all or any part of any cash or payment of Stock under the Plan, or the Committee may require that any such payment be deferred. The Committee shall determine the terms and conditions of any such deferral, the manner of deferral, and the method for measuring appreciation on deferred amounts until their payout, provided that all such deferrals shall be made so as to comply with Section 409A of the Code.

      (b)    Section 162(m) of the Code. Any Performance Share Award or Performance Cash Award that is intended to qualify as performance based compensation under Section 162(m) of the Code shall provide for the recipient to acquire shares of Stock or cash, as applicable, upon the achievement of performance goals established by the Committee based upon one or more Performance Factors.

SECTION 10.	Stock Appreciation Rights.

      The Committee in its discretion may grant Stock Appreciation Rights to any Eligible Person. A Stock Appreciation Right shall entitle the Participant upon exercise thereof to receive from the Company, upon written request to the Company at its principal offices (the "Request"), a number of shares of Stock having an aggregate Fair Market Value equal to the product of (a) the excess of Fair Market Value, on the date of such Request, over the exercise price per share of Stock specified in such Stock Appreciation Right (which exercise price shall be not less than one hundred percent (100%) of Fair Market Value on the date of grant), multiplied by (b) the number of shares of Stock for which such Stock Appreciation Right shall be exercised. The term of each Stock Appreciation Right shall be fixed by the Committee, but no Stock Appreciation Right shall be exercisable more than ten (10) years after the date the Stock Appreciation Right is granted.

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SECTION 11.	Termination of Stock Options and Stock Appreciation Rights.

(a) Incentive Stock Options:

      (i)    Termination by Death or Disability. If any Participant's employment by the Company and its Affiliates terminates by reason of death or Disability, any Incentive Stock Option owned by such Participant shall immediately become exercisable, and may thereafter be exercised by the legal representative or legatee of the Participant, for a period of three (3) years from the date of death or Disability or until the expiration of the stated term of the Incentive Stock Option, if earlier. An Incentive Stock Option shall be treated as a Non-Qualified Stock Option to the extent that the Participant exercises such Option more than one (1) year following the Participant's termination of employment due to Disability.

      (ii)    Termination by Reason of Retirement. Any Incentive Stock Option held by a Participant whose employment by the Company and its Affiliates has terminated by reason of Retirement may thereafter be exercised, to the extent it was exercisable at the time of such Retirement, for a period of three (3) years from the date of Retirement, or until the expiration of the stated term of the Incentive Stock Option, if earlier. An Incentive Stock Option shall be treated as a Non-Qualified Stock Option to the extent that the Participant exercises such Option more than three (3) months following the date of the Participant's Retirement.

The Committee shall have sole authority and discretion to determine whether a Participant's employment has been terminated by reason of Disability or Retirement.

      (iii)    Termination for Cause. If any Participant's employment by the Company and its Affiliates has been terminated for Cause, as determined by the Committee in its sole discretion, any Incentive Stock Option held by such Participant shall immediately terminate and be of no further force and effect.

      (iv)    Other Termination. Unless otherwise determined by the Committee, if a Participant's employment by the Company and its Affiliates terminates for any reason other than death, Disability, Retirement or for Cause, any Incentive Stock Option held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for three (3) months from the date of termination of employment or until the expiration of the stated term of the Incentive Stock Option, if earlier.

      (b)    Non-Statutory Stock Options and Stock Appreciation Rights. Any Non-Statutory Stock Option or Stock Appreciation Right granted under the Plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine.

SECTION 12.	Tax Withholding and Notice.

      (a)    Payment by Participant. Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, local and/or payroll taxes of any kind required by law to be withheld with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

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      (b)    Payment in Shares. A Participant may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due with respect to such Award, or (ii) delivering to the Company a number of shares of Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. For purposes of Section 4 hereof, shares of stock that are withheld by or delivered to the Company pursuant to this Section 12 shall not be added back to the shares of Stock with respect to which Awards may be granted under the Plan.

      (c)    Notice of Disqualifying Disposition. Each holder of an Incentive Stock Option shall agree to notify the Company in writing immediately after making a disqualifying disposition (as defined in Section 421(b) of the Code) of any Stock purchased upon exercise of an Incentive Stock Option.

SECTION 13.	Transfer and Leave of Absence.

For purposes of the Plan, the following events shall not be deemed a termination of employment of a Participant who is an employee of the Company or an Affiliate:

(a) a transfer of employment to the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another;

      (b)    an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing; provided, that the vesting date or dates of any unvested Award held by such employee shall automatically be extended by a period of time equal to the period of such approved leave of absence.

SECTION 14.	Amendments and Termination.

      The Board may at any time amend or discontinue the Plan, and the Committee may at any time amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. Notwithstanding the foregoing, neither the Board nor the Committee shall have the power or authority to decrease the exercise price of any outstanding Stock Option or Stock Appreciation Right, whether through amendment, cancellation and regrant, exchange or any other means, except for changes made pursuant to Section 4(c).

      This Plan shall terminate as of the tenth anniversary of its Effective Date. The Board may terminate this Plan at any earlier time for any reason. No Award may be granted after the Plan has been terminated. No Award granted while this Plan is in effect shall be adversely altered or impaired by termination of this Plan, except with the consent of the holder of such Award. The power of the Committee to construe and interpret this Plan and the Awards granted prior to the termination of this Plan shall continue after such termination.

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SECTION 15.	Status of Plan.

      With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards.

SECTION 16.	Change of Control Provisions.

(a) Upon the occurrence of a Change of Control as defined in this Section 16:

      (i)    subject to the provisions of clause (iii) below, each holder of an outstanding Stock Option, Restricted Stock Award, Performance Share Award or Stock Appreciation Right shall be entitled, upon exercise of such Award, to receive, in lieu of shares of Stock (or consideration based upon the Fair Market Value of Stock), shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of Stock received in connection with the Change of Control;

      (ii)    all Options and Stock Appreciation Rights outstanding as of the date on which a Change in Control occurs shall become fully vested and exercisable in full, whether or not exercisable in accordance with their terms; and

      (iii)    the Committee may accelerate, fully or in part, the time for exercise of, and waive any or all conditions and restrictions on, each unexercised and unexpired Restricted Stock Award and Performance Share Award, effective upon a date prior to, on or subsequent to the effective date of such Change of Control, as specified by the Committee.

(b) "Change of Control" shall mean the occurrence of any one of the following events:

      (i)    any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes, after the Effective Date of this Plan, a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

      (ii)    the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinafter defined) acquires more than 20% of the combined voting power of the Company's then outstanding securities; or

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      (iii)    the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

      (iv)    individuals who, as of July 30, 2008, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to July 30, 2008, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the 1934 Act) shall be, for purposes of this Section, considered a member of the Incumbent Board.

SECTION 17.	General Provisions.

      (a)    No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

      No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders, with respect to and restrictive legends on, certificates for Stock and Awards as it deems appropriate.

      (b)    Delivery of Stock Certificates. Delivery of stock certificates to Participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

      (c)    Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or grant of any Award under the Plan does not confer upon any employee any right to continued employment with the Company or any Affiliate.

      (d)    Lock-Up Agreement. By accepting any Award, the recipient shall be deemed to have agreed that, if so requested by the Company or by the underwriters managing any offering of securities of the Company that is the subject of a registration statement filed under the United States Securities Act of 1933, as amended from time to time (the "Act"), the recipient will not, without the prior written consent of the Company or such underwriters, as the case may be, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares subject to any such Award during the Lock-up Period, as defined below. The "Lock-Up Period" shall mean a period of time not to exceed 180 days, plus such additional number of days (not to exceed 35) as may reasonably be requested to enable the underwriter(s) of such offering to comply with Rule 2711(f) of the Financial Industry Regulatory Authority or any amendment or successor thereto from the effective date of the registration statement under the Act for such offering, or, if greater, such number of days as shall have been agreed to by each director and executive officer of the Company in connection with such offering in a substantially similar lock-up agreement by

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which each such director and executive officer is bound. If requested by the Company or such underwriters, the recipient shall enter into an agreement with such underwriters consistent with the foregoing.

      (e)    Section 409A of the Code. This Plan shall be interpreted, construed and administered so as to comply with Section 409A of the Code and any regulations or guidance promulgated thereunder, and, as applicable, to preserve an Award's status as exempt from Section 409A of the Code. In the event that any payment to be made under this Plan to a "specified employee" (as defined under Section 409A of the Code) as a result of his or her separation from service is deemed to be "deferred compensation" subject to Section 409A of the Code, payment of such compensation shall be delayed for six months following such separation from service.

      (f)    Foreign Jurisdiction. The Committee may adopt, amend and terminate such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of the laws of the foreign jurisdictions to recipients of Awards who are subject to such laws.

      (g)    Recapture of Cash Paid or Stock Issued Upon Certain Events. In the event the Company is required to restate its publicly-reported financial results for any required reporting period because of material non-compliance with the financial reporting requirements of the federal securities laws, which non-compliance is determined by the independent members of the Board of Directors of the Company to be due to misconduct, as defined and determined by said Board members, on the part of the Chief Executive Officer, the Chief Financial Officer, or any other executive of the Company, the Chief Executive Officer, Chief Financial Officer, and/or any such other executive shall be required to reimburse the Company for any excess payments made under the Plan to such executive on the basis of the Company's having met or exceeded specific targets for performance periods occurring in whole or in part during the performance period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurs) of the financial document embodying such financial reporting requirement for periods beginning after June 30, 2008.

SECTION 18.	Effective Date of Plan.

This Plan shall become effective on the date on which it is approved by the affirmative vote of the holders of a majority of the outstanding Stock.

SECTION 19.	Governing Law.

This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware, without regard to its principles of conflicts of laws.

* * *

SXI-PS-08

A-14


REVOCABLE PROXY

Standex International Corporation

ANNUAL MEETING OF STOCKHOLDERS October 28, 2008 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The shareholder of record hereby appoints Roger L. Fix and Deborah A. Rosen, and either of them, with full power of substitution, as Proxies for the shareholder, to attend the Annual Meeting of the Shareholders of Standex International Corporation (the "Company"), to be held at the offices of Foley Hoag LLP, Seaport World Trade Center West, 155 Seaport Boulevard, 13th Floor, Room M, Boston, Massachusetts, on Tuesday, October 28, 2008 at 11:00 a.m., local time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the shareholder is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder of record. If no direction is made, this Proxy will be voted FOR all Proposals.

      For Participants in the Common Shares, Preferred Shares, Joint Tenancy, RSP Shares and MSPP Plans: As to those shares of Standex International Corporation common stock, if any, that are held for me in the aforementioned Plans, I instruct the Trustee of the applicable Plan to vote my shares as I have directed on the reverse side of this proxy card. Where I do not specify a choice, my shares will be voted in the same proportion as the trustee votes the shares for which it receives instructions.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

STANDEX INTERNATIONAL CORPORATION -- ANNUAL MEETING, OCTOBER 28, 2008

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free 1-866-849-8135 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/sxi and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS


[X] PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY Standex International Corporation	Annual Meeting of Stockholders October 28, 2008

BY MARKING THIS CARD, YOU ARE VOTING ALL SHARES OF YOUR STANDEX INTERNATIONAL CORPORATION COMMON STOCK INCLUDING THOSE HELD IN ALL PLAN(S).	For [ ]	Withhold All [ ]	For All Except [ ]	2.	To approve the Standex International Corporation 2008 Long Term Incentive Plan covering 600,000 shares	For [ ]	Against [ ]	Abstain [ ]
				3.	To ratify the appointment by the Audit Committee of Deloitte & Touche LLP as independent auditors	[ ]	[ ]	[ ]

1.	Election of Directors. For one year term expiring in 2009:	(01) Gerald H. Fickenscher	To transact such other business as may come before the meeting.	[ ]	[ ]	[ ]
	For three year terms expiring in 2011:	(02) Thomas E. Chorman
		(03) Roger L. Fix (04) Daniel B. Hogan	The Board of Directors recommends a vote "FOR" proposals 1, 2 and 3 listed above.

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.	Mark here if you plan to attend the meeting Mark here for address change and note change	[ ] [ ]

Please be sure to date and sign this proxy card in the box below.	Date
Sign above

Note: Please sign exactly as your name appears on this Proxy.
If signing for estates, trusts, corporations or partnerships, title or capacity should be stated.
If shares are held jointly, each holder should sign.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., October 28, 2008. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., October 28, 2008: 1-866-849-8135	Vote by Internet anytime prior to 3 a.m., October 28, 2008 go to https://www.proxyvotenow.com/sxi

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Your vote is important!


REVOCABLE PROXY

Standex International Corporation

ANNUAL MEETING OF STOCKHOLDERS October 28, 2008 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The shareholder of record hereby appoints Roger L. Fix and Deborah A. Rosen, and either of them, with full power of substitution, as Proxies for the shareholder, to attend the Annual Meeting of the Shareholders of Standex International Corporation (the "Company"), to be held at the offices of Foley Hoag LLP, Seaport World Trade Center West, 155 Seaport Boulevard, 13th Floor, Room M, Boston, Massachusetts, on Tuesday, October 28, 2008 at 11:00 a.m., local time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the shareholder is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder of record. If no direction is made, this Proxy will be voted FOR all Proposals.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

STANDEX INTERNATIONAL CORPORATION -- ANNUAL MEETING, OCTOBER 28, 2008

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free 1-866-849-8135 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/sxi and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS


[X] PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY Standex International Corporation	Annual Meeting of Stockholders October 28, 2008

1. Election of Directors For one year term expiring in 2009:	For [ ]	Withhold All [ ]	For All Except [ ]	2.	To approve the Standex International Corporation 2008 Long Term Incentive Plan covering 600,000 shares	For [ ]	Against [ ]	Abstain [ ]
(01) Gerald H. Fickenscher

For three year terms expiring in 2011: (02) Thomas E. Chorman (04) Daniel B. Hogan (03) Roger L. Fix	3.	To ratify the appointment by the Audit Committee of Deloitte & Touche LLP as independent auditors	[ ]	[ ]	[ ]
To transact such other business as may come before the meeting.

The Board of Directors recommends a vote "FOR" proposals 1, 2 and 3 listed above.

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.	Mark here if you plan to attend the meeting Mark here for address change and note change	[ ] [ ]

Please be sure to date and sign this proxy card in the box below.	Date
Sign above

Note: Please sign exactly as your name appears on this Proxy.
If signing for estates, trusts, corporations or partnerships, title or capacity should be stated.
If shares are held jointly, each holder should sign.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., October 28, 2008. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., October 28, 2008: 1-866-849-8135	Vote by Internet anytime prior to 3 a.m., October 28, 2008 go to https://www.proxyvotenow.com/sxi

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Your vote is important!